EXHIBIT 10.9

GENENTECH, INC.

TAX REDUCTION INVESTMENT PLAN

Restatement Effective Date: November 1, 2007

(except as otherwise stated herein)

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GENENTECH, INC.
TAX REDUCTION INVESTMENT PLAN
(November 1, 2007 Restatement)

PREAMBLE

GENENTECH, INC. (the “Company”), having established the Genentech, Inc. Tax Reduction Investment Plan (the “Plan”) effective as of January 1, 1985, and having amended and restated the Plan effective (most recently) as of January 1, 2006, hereby again amends and restates the Plan in its entirety effective as of November 1, 2007, except as otherwise indicated herein.
The Plan was established and is maintained for the benefit of Eligible Employees of the Company and its participating Affiliates in order to provide them with (1) a means of supplementing their retirement income on a tax-favored basis, (2) an incentive to continue and increase their efforts to contribute to the success of the Company, and (3) the opportunity to acquire an equity ownership interest in the Company.
The Plan is intended to qualify as (a) a profit-sharing plan (within the meaning of Section 401(a) of the Code), which includes a qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code), (b) a 404(c) plan (within the meaning of Section 404(c) of ERISA), and (c) an eligible individual account plan (within the meaning of Section 407(d)(3) of ERISA).  Effective as of January 1, 2008, the Plan permits Participants to elect to make salary deferrals as designated Roth contributions.
The Plan also is designed to constitute a tax-qualified plan and related tax-exempt trust under Sections 1165(a), 1165(e) and 1101(17) of the Puerto Rico Internal Revenue Code of 1994, as amended, as detailed in Appendix A.

Effective on November 1, 2007, the Tanox, Inc. 401(k) Plan was merged with and into the Plan, as detailed in Appendix B.

SECTION 1

DEFINITIONS

The following capitalized words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
1.1           Account or Participant’s Account.  “Account” or “Participant’s Account” means as to any Participant the account maintained in order to reflect his or her interest in the Plan.  Each Participant’s Account shall be comprised of several separate subaccounts (as specified by the Committee in its discretion), including, but not limited to, the following subaccounts:
1.1.1                      “Company Match Account” means the subaccount maintained to record any Company Match Contributions made on behalf of the Participant pursuant to Sections 4.1 and 5.2, and any adjustments relating thereto.
1.1.2                      “Employee Pre-Tax Account” means the subaccount maintained to record any Employee Pre-Tax Contributions that the Participant has elected to have contributed to his or her Employee Pre-Tax Account pursuant to Sections 3.1 and 3.3, and any adjustments relating thereto.
1.1.3                      “Employee Pre-Tax Catch-Up Account” means the subaccount maintained to record any Pre-Tax Catch-Up Contributions that the Participant has elected to have contributed to his or her Employee Pre-Tax Catch-Up Account pursuant to Sections 3.2 and 3.3, and any adjustments relating thereto.
1.1.4                      “Genenflex Account” means the subaccount maintained to record any excess “flex credits” that the Participant previously elected under Genenflex to have contributed to his or her Genenflex Account during Plan Years when such contributions were permitted under the Plan (“Prior Excess Flex Credit Contributions”), and any adjustments relating thereto.  For this purpose, “Genenflex” means the cafeteria plan maintained by the Company under Section 125 of the Code.
1.1.5                       “Non-Elective Contribution Account” means the subaccount maintained to record any Non-Elective Contributions made on behalf of the Participant pursuant to Sections 4.2 and 5.3, and any adjustments relating thereto.
1.1.6                      “Rollover Contributions Account” means the subaccount maintained to record any transfers to the Plan made by or on behalf of a Participant pursuant to Section 10.5.2, and any adjustments relating thereto.
1.1.7                      “Roth Basic Account” means the subaccount maintained to record any Roth Basic Contributions that the Participant has elected to have contributed to his or her Roth Basic Account pursuant to Sections 3.1 and 3.3, and any adjustments relating thereto.
1.1.8                      “Roth Catch-Up Account” means the subaccount maintained to record any Roth Catch-Up Contributions that the Participant has elected to have contributed to his or her Roth Catch-Up Account pursuant to Sections 3.2 and 3.3, and any adjustments relating thereto.
1.1.9                      “Roth Rollover Account” means the subaccount maintained to record any transfers to the Plan made by or on behalf of a Participant pursuant to Section 10.5.3, and any adjustments relating thereto.
1.2           Affiliate.  “Affiliate” means a corporation, trade or business which is, together with any Employer, a member of a controlled group of corporations or an affiliated service group or under common control (within the meaning of Section 414(b), (c), (m) or (o) of the Code), but only for the period during which such other entity is so affiliated with the Employer.

1.3           Alternate Payee.  “Alternate Payee” means any spouse, former spouse, child or other dependent (within the meaning of Section 152 of the Code) of a Participant who is recognized by a QDRO (as defined in Section 8.7) as having a right to receive any immediate or deferred payment of all or a portion of the balance credited to a Participant’s Account under the Plan.
1.4           Beneficiary.  “Beneficiary” means the individual person and/or entity entitled to receive benefits under the Plan upon the death of a Participant in accordance with Section 7.6.
1.5           Board of Directors.  “Board of Directors” means the Board of Directors of the Company, as from time to time constituted.
1.6           Catch-Up Contributions.  “Catch-Up Contributions” means (collectively) Employee Pre-Tax Catch-Up Contributions and Roth Catch-Up Contributions.
1.7           Code.  “Code” means the Internal Revenue Code of 1986, as amended.  Reference to a specific Section of the Code shall include such Section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such Section.
1.8           Committee.  “Committee” means the administrative committee charged with responsibility for the general administration of the Plan pursuant to Section 9, as it may be constituted from time to time.
1.9           Company.  “Company” means Genentech, Inc., a Delaware corporation, and any successor by merger, consolidation or otherwise that assumes (in writing) the obligations of the Company under the Plan.
1.10           Company Match Contributions.  “Company Match Contributions” means as to each Participant the amounts (if any) contributed to the Trust Fund by the Employers on account of

Employee Pre-Tax Contributions and/or Roth Basic Contributions in accordance with Sections 4.1 and 5.2.
1.11           Company Stock.  “Company Stock” means the common stock of the Company, as from time to time constituted.
1.12           Company Stock Fund.  “Company Stock Fund” means the Investment Fund that is wholly or primarily invested in shares of Company Stock.
1.13           Compensation.  “Compensation” means all salary, wages, Eligible Commissions and Eligible Bonuses paid by any Employer with respect to services performed during any period by an Employee, including Elective Deferrals, but excluding (a) any contributions made by any Employer under this Plan (other than Elective Deferrals) or any other employee benefit plan (within the meaning of Section 3(3) of ERISA), and (b) other items, even if reported as income on the Employee’s Internal Revenue Service (“IRS”) Form W-2, such as income from the exercise of stock options, proceeds from the redemption of Company Stock, tuition reimbursements, reimbursements of health club dues, Genenchecks, sign-on bonuses, referral bonuses, severance payments, and relocation expenses, subject to the following:
(a)           A Participant’s Compensation shall be determined without regard to any increase or decrease in the amount of his or her total remuneration that is paid in cash as the result of compensation reductions elected under Sections 125 or 132(f)(4) of the Code; and

(b)           The determination of the amount of a Participant’s Compensation shall be made by his or her Employer (or its designee), in accordance with the records of the Employer, and shall be conclusive.

1.14           Compensation Limit.  “Compensation Limit” means the dollar limit prescribed in Section 401(a)(17) of the Code, as adjusted pursuant to Sections 401(a)(17) and 415(d) of the Code (e.g., $225,000 for 2007 and $230,000 for 2008).  No portion of any Participant’s Compensation for a Plan Year that exceeds the Compensation Limit shall be taken into account for any purpose under the Plan for any Plan Year.
1.15           Disability.  “Disability” means the mental or physical inability of a Participant to perform his or her normal job as evidenced by the certificate of a medical examiner satisfactory to the Committee (in its discretion) certifying that the Participant is disabled under the standards of the Company’s long-term disability plan.
1.16           Elective Deferrals.  “Elective Deferrals” means (collectively) Employee Pre-Tax Contributions, Roth Basic Contributions, Employee Pre-Tax Catch-Up Contributions and Roth Catch-Up Contributions.
1.17           Eligible Bonus.  “Eligible Bonus” means any of the following payments paid by the Employer to an Employee: (a) any annual cash bonus under the Company’s Corporate Bonus Program, (b) any fourth calendar quarter commission payment under the Company’s Field Sales Incentive Compensation Plan; (c) any bonus paid by the Company and designated as an “incremental sales bonus,” and/or (d) any bonus paid by the Company and designated as a “key contributor bonus.”  Notwithstanding the foregoing, all Eligible Bonus amounts shall be determined net of mandatory deductions including, without limitation, Employee-paid FICA and SDI withholdings (but not net of employee stock purchase plan deductions).
1.18           Eligible Commissions.  “Eligible Commissions” means any first, second or third calendar quarter commission payments under the Company’s Field Sales Incentive Compensation Plan.
1.19             Eligible Employee.  “Eligible Employee” means every Employee of an Employer except:

(a)           An Employee who is a member of a collective bargaining unit and who is covered by a collective bargaining agreement where retirement benefits were the subject of good faith bargaining, unless the agreement specifically provides for coverage of such Employee under this Plan;

(b)           An individual employed by any corporation or other business entity that is merged or liquidated into, or whose assets are acquired by any Employer, unless any two members of the Committee, acting in their capacities as officers of the Company rather than as fiduciaries with respect to the Plan, designate (in writing) the employees of that corporation or other business entity as Eligible Employees under the Plan;

(c)           An Employee whose Compensation is not paid from any Employer’s United States payroll;

(d)           An Employee who does not have a United States Social Security Number; and

(e)           An individual who, as to any period of time, is classified or treated by an Employer as an independent contractor, a consultant, a Leased Employee or an employee of an employment agency or any entity other than an Employer, even if such individual is subsequently determined to have been a common-law employee of the Employer during such period.

1.20           Employee.  “Employee” means an individual who is (a) a common-law employee of any Employer or Affiliate, or (b) a Leased Employee.  However, if Leased Employees constitute less than 20% of the nonhighly compensated work force (within the meaning of Section 414(n)(5)(C)(ii) of the Code), the term “Employee” shall not include those Leased Employees who are covered by a plan described in Section 414(n)(5) of the Code.
1.21           Employee Pre-Tax Catch-Up Contributions.  “Employee Pre-Tax Catch-Up Contributions” means as to each Participant the amounts (if any) contributed to the Trust Fund by the Employers in accordance with Sections 3.4 and 5.1, pursuant to the salary deferral election made by the Participant in accordance with Sections 3.2 and 3.3.
1.22           Employee Pre-Tax Contributions.  “Employee Pre-Tax Contributions” means as to each Participant the amounts (if any) contributed to the Trust Fund by the Employers in accordance with Sections 3.4 and 5.1, pursuant to the salary deferral election made by the Participant in accordance with Sections 3.1 and 3.3.
1.23           Employer.  “Employer” means the Company and each Affiliate that adopts this Plan with the approval of the Board of Directors.
1.24           Employer Contributions.  “Employer Contributions” means (collectively) Company Match Contributions and Non-Elective Contributions.
1.25           Entry Date.  “Entry Date” means each calendar day in each Plan Year.
1.26           ERISA.  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.  Reference to a specific Section of ERISA shall include such Section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such Section.
1.27           Highly Compensated Employee or HCE.  “Highly Compensated Employee” or “HCE” means a Highly Compensated Active Employee or a Highly Compensated Former Employee, as defined below:
(a)           “Highly Compensated Active Employee” means any Employee who performs services for an Employer or Affiliate during the Determination Year and who:

(1)           During the Look-Back Year (A) received Compensation in excess of the dollar limit prescribed in Section 414(q)(1)(B) of the Code, as adjusted pursuant to Sections 414(q)(1) and 415(d) of the Code (e.g., $100,000 for 2007 and $105,000 for 2008), and (B) was a member of the top-paid group (within the meaning of Section 414(q)(3) of the Code) for such Year; or

(2)           Is or was a 5-percent owner (within the meaning of Section 414(q)(2) of the Code) at any time during the Determination Year or the Look-Back Year.

(b)           “Highly Compensated Former Employee” means any Employee who (1) separated (or was deemed to have separated) from service prior to the Determination Year, (2) performed no services for any Employer or Affiliate during the Determination Year, and (3) was a Highly Compensated Active Employee for either the Plan Year in which the separation occurred or any Determination Year ending on or after his or her 55th birthday.

(c)           The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees who are in the top-paid group, shall be made in accordance with Section 414(q) of the Code.

(d)           For purposes of applying this Section 1.27:

(1)           “Compensation” means Total Compensation (as defined in Section 5.5.2(e) and applied using the definition of “Affiliate” in Section 1.2 rather than in Section 5.5.2(a));

(2)           “Determination Year” means the Plan Year for which the determination is being made; and

(3)           “Look-Back Year” means the Plan Year immediately preceding the Determination Year.

1.28           Investment Funds.  “Investment Funds” means (collectively) the investment funds described in Section 6.3.
1.29           Investment Manager.  “Investment Manager” means any investment manager appointed by the Committee in accordance with Section 9.6.
1.30           Leased Employee.  “Leased Employee” means any person (other than a common-law employee of the Employer or Affiliate) who, pursuant to an agreement between the Employer or Affiliate and any other person (“leasing organization”), has performed services for the Employer or Affiliate on a substantially full-time basis for a period of at least one (1) year, and such services are performed under the primary direction of or control by the Employer or Affiliate.
1.31           Leave of Absence.  “Leave of Absence” means the period of an Employee’s absence from active employment:
(a)           Authorized by his or her Employer in accordance with its established and uniformly administered personnel policies, provided that the Employee returns to active employment after the authorized absence period expires, unless the Employee’s failure to return is attributable to his or her retirement or death; or

(b)           Because of military service in the armed forces of the United States, provided that the Employee returns to active employment following discharge within the period during which he or she retains reemployment rights under federal law.

1.32           1934 Act.  “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.  Reference to a specific Section of the 1934 Act shall include any Section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such Section.
1.33           Non-Elective Contributions.  “Non-Elective Contributions” means as to each Participant the amounts (if any) contributed to the Trust Fund by the Employers in accordance with Sections 4.2 and 5.3.
1.34           Normal Retirement Age.  “Normal Retirement Age” means age 55.
1.35           Participant.  “Participant” means an Eligible Employee who has become a Participant in the Plan pursuant to Section 2.1 and has not ceased to be a Participant pursuant to Section 2.7, subject to the following:
(a)           For each Plan Year, a Participant shall be classified as an “Active Participant” if (1) he or she has enrolled in the Plan for any portion of the Plan Year by authorizing Elective Deferrals in accordance with Sections 2.3, 3.1, 3.2 and 3.3, or (2) his or her active participation in the Plan is resumed during the Plan Year after the end of a suspension period in accordance with Section 2.4, 2.5 or 8.2.3; and

(b)           A Participant who is not an Active Participant shall be classified as an “Inactive Participant.”

1.36           Plan.  “Plan” means the Genentech, Inc. Tax Reduction Investment Plan, formerly the Genentech, Inc. Tax Incentive Savings Plan, as set forth in this instrument and as heretofore or hereafter amended from time to time in accordance with Section 11.2.

1.37           Plan Year.  “Plan Year” means the calendar year.
1.38           Rollover Contributions.  “Rollover Contributions” means as to each Participant the pre-tax amounts (if any) contributed to the Trust Fund in accordance with Section 10.5.2.
1.39           Roth Basic Contributions.  “Roth Basic Contributions” means as to each Participant the amounts (if any) contributed to the Trust Fund by the Employers in accordance with Sections 3.4 and 5.1, pursuant to the salary deferral election made by the Participant in accordance with Sections 3.1 and 3.3.
1.40           Roth Catch-Up Contributions.  “Roth Catch-Up Contributions” means as to each Participant the amounts (if any) contributed to the Trust Fund by the Employers in accordance with Sections 3.4 and 5.1, pursuant to the salary deferral election made by the Participant in accordance with Sections 3.2 and 3.3.
1.41           Roth Rollover Contributions.  “Roth Rollover Contributions” means as to each Participant the amounts (if any) contributed to the Trust Fund in accordance with Section 10.5.3.
1.42           Trust Agreement.  “Trust Agreement” means the trust agreement entered into by and between the Company and the Trustee, as amended from time to time for the purpose of establishing and maintaining the Trust Fund.
1.43           Trust Fund.  “Trust Fund” means all of the assets, at any time and from time to time, of the trust established by the Trust Agreement to hold the assets of the Plan.
1.44           Trustee.  “Trustee” means Fidelity Management Trust Company, a Massachusetts trust company, and any additional, successor or substitute trustee or trustees from time to time acting as Trustee of the Trust Fund.

1.45           Valuation Date.  “Valuation Date” means the last financial business day of each Plan Year, any other financial business day where a valuation is required under the terms of the Plan, and such other date(s) as the Committee (in its discretion) may designate from time to time.

SECTION 2

ELIGIBILITY AND PARTICIPATION

2.1           Initial Eligibility.  An Employee shall become a Participant in the Plan on the date he or she becomes an Eligible Employee.
2.2           Employer Aggregation.  The status of an Employee as an Eligible Employee shall not be adversely affected merely by reason of his or her employment by more than one Employer during any Plan Year.  The transfer of a Participant from employment with an Employer to employment with an Affiliate that is not an Employer shall not constitute an event entitling the Participant to a distribution under Section 7.
2.3           Participation.
2.3.1                      Active Participation.  Each Participant’s decision to become an Active Participant shall be entirely voluntary.  An Employee who has become a Participant under Section 2.1 may elect to become an Active Participant as of any Entry Date following the Employee’s receipt of his or her first pay check from the Employer, provided that he or she is then an Eligible Employee, and provided further, that he or she enrolls in the Plan and elects to make Elective Deferrals, in such manner as the Committee (in its discretion) shall specify, in accordance with Section 3.  Such Employee’s status as an Active Participant shall be effective as soon as administratively feasible following his or her enrollment.

2.3.2                      Inactive Participation.  A Participant who does not elect to become an Active Participant when first eligible to do so, or whose active participation in the Plan is suspended pursuant to Section 2.4, 2.5 or 8.2.3, shall be treated as an Inactive Participant until the Entry Date as of which he or she elects to become an Active Participant in accordance with Section 2.3.1 or Section 2.5(d).
2.3.3                      Effect of Inactive Participation.  An Inactive Participant shall not be able to make Elective Deferrals nor share in the allocation of Company Match Contributions, and he or she may not later make the Elective Deferrals that he or she might otherwise have made during the Participant’s period of inactive participation in the Plan.  However, an Inactive Participant’s Account shall continue to share in the allocation of earnings and gains (or losses) of the Trust Fund as provided in Section 6.4.  No distribution shall be made to a Participant solely as the result of any suspension of his or her active participation in the Plan.
2.4           Voluntary Suspension.  An Active Participant may voluntarily suspend his or her active participation in the Plan, thereby suspending his or her Elective Deferrals and becoming an Inactive Participant for future payroll periods during the suspension period by giving notice to such person, in such manner and within such advance notice period as the Committee (in its discretion) shall specify.  A Participant whose active participation in the Plan has been voluntarily suspended pursuant to this Section 2.4 may resume his or her status as an Active Participant only in accordance with Section 2.3.1.
2.5           Mandatory Suspension.  If a Participant (1) ceases to be an Eligible Employee because he or she ceases to meet the requirements of Section 1.19, (2) is transferred to employment with an Affiliate which is not an Employer, (3) is granted a Leave of Absence without pay, (4) is on long-term disability, or (5) is placed on layoff or furlough status, then:
(a)           His or her active participation in the Plan shall be suspended (in accordance with Section 2.3.3) for each payroll period beginning during the continuation of such ineligible status;

(b)           He or she shall be treated as an Inactive Participant for the duration of the suspension period; and

(c)           After he or she again becomes an Eligible Employee and the conditions described in clauses (1) through (5) above cease to apply, his or her status as an Active Participant may be resumed only in accordance with Section 2.3.1.

(d)           Notwithstanding the foregoing, if a Participant’s active participation in the Plan is suspended because he or she is granted an unpaid Leave of Absence, his or her status as an Active Participant automatically will resume as of the Entry Date that coincides with or next follows his or her return to active employment with an Employer (provided that he or she is then an Eligible Employee).

2.6           Provision of Information.  Each Participant shall comply with such enrollment procedures as are required by the Committee and shall make available to the Committee and the Trustee any information they may reasonably request.  By virtue of his or her participation in the Plan, a Participant agrees, on his or her own behalf and on behalf of all persons who may make any claim arising out of, relating to, or resulting from his or her participation in the Plan, to be bound by all of the provisions of the Plan, the Trust Agreement and any other related agreements.
2.7           Termination of Participation.  An Eligible Employee who has become a Participant shall remain a Participant until his or her employment with all Employers and Affiliates terminates, or if later, until his or her entire Account balance is distributed.
2.8           Acquisitions.  If determined by the Committee (in its discretion), an Acquired Employee may elect to become an Active Participant sooner than the date specified in Section 2.3.1.  As determined in the discretion of the Committee, such date shall be as soon as administratively feasible on or after the later of (a) the date on which the Acquired Employee becomes an Eligible Employee, or (b) such other date as may be specified by the Committee (which shall in no event be later than the Entry Date following the Acquired Employee’s receipt of his or her first pay check from the Employer).  For purposes of this Section 2.8, an “Acquired Employee” is an Eligible Employee who becomes an Employee by reason of the acquisition by the Company or its Affiliate of the assets and liabilities of, or the voting stock of, another corporation or other business entity, or another type of business transaction effected by the Company or its Affiliate.
2.9           Erroneous Participation.
(a)           Erroneous Elective Deferrals.  If Elective Deferrals are erroneously made on behalf of an individual who is not eligible to participate in the Plan and/or, in the case of Catch-Up Contributions, who is determined not to be eligible to make Catch-Up Contributions in accordance with Section 3.2, then such amounts, including any earnings and gains (or losses) thereon, shall be (1) segregated from all other Plan assets, (2) treated as a nonqualified trust established by and for the benefit of such individual, and (3) distributed to the individual as soon as administratively practicable after discovery of such error.

(b)           Other Erroneous Contributions.  If any contributions (other than Elective Deferrals, as set forth in paragraph (a) above) are erroneously made on behalf of an individual who is not entitled to such contributions, then such contributions, including any earnings and gains (or losses) thereon, shall be forfeited and utilized in accordance with Section 6.8 or returned to the Employer in accordance with Section 10.3, to the extent that such contributions are made as a result of a good faith mistake of fact.

SECTION 3

ELECTIVE DEFERRALS

3.1           Employee Pre-Tax Contributions and Roth Basic Contributions.
3.1.1                      General.  Each Active Participant may elect to defer portions of his or her Compensation payments and to have the amounts of such Employee Pre-Tax Contributions and, effective as of January 1, 2008, Roth Basic Contributions, contributed by the Employer to the Trust Fund and credited to his or her Employee Pre-Tax Account or Roth Basic Account, as applicable, under the Plan, provided that he or she elects to make Elective Deferrals in accordance with Section 3.3.  Subject to Section 5.5, an Active Participant may elect to defer:
(a)           A portion of each payment of Compensation, other than any Eligible Bonus, that would otherwise be made to him or her, after the election becomes and while it remains effective, equal to any whole percentage from 1% to 50% (inclusive) of such payment;

(b)           In addition to any election made under subsection (a) above, a portion of any Eligible Bonus payment that would otherwise be made to him or her, after the election becomes and while it remains effective, equal to any whole percentage from 1% to 99% (inclusive) (or such lesser percentage as is determined by the Company to comply with mandatory tax withholding and applicable payroll deductions) of such payment.

3.1.2                      Section 401(k) Ceiling.  Notwithstanding any contrary Plan provision, the Committee:
(a)           May suspend or limit any Participant’s salary deferral election at any time in order to prevent the cumulative amount of the Employee Pre-Tax Contributions and Roth Basic Contributions contributed on behalf of the Participant for any calendar year from exceeding the Section 401(k) Ceiling, except to the extent permitted under Section 3.2 and Section 414(v) of the Code.

(b)           Shall cause any amount allocated to the Participant’s combined Pre Tax 401(k) Deferrals Account and Roth Basic Account (combined) as an excess deferral (calculated by taking into account only amounts deferred under this and any other cash or deferred arrangement maintained by any Employer or Affiliate and qualified under Section 401(k) of the Code), together with any income or loss allocable thereto for the calendar year to which the excess deferral relates, as well as, for the Gap Period, to be distributed to the Participant no later than the April 15 that next follows the year of deferral in accordance with Section 402(g)(2)(A) of the Code.  For this purpose, the “Gap Period” means the period beginning on the first day of the subsequent Plan Year and ending on either the day before the date of distribution or on a date selected in accordance with the safe harbor method set forth in Treas. Reg. § 1.401(k)-2(b)(2)(iv)(D).

(c)           May cause any other amount allocated to the Participant’s Employee Pre-Tax Account and/or Roth Basic Account and designated by the Participant as an excess deferral, together with any income or loss allocable thereto for the calendar year to which the excess deferral relates, as well as for the Gap Period, to be distributed to the Participant in accordance with Section 402(g)(2)(A) of the Code.

(d)           Shall cause any Company Match Contributions allocated to the Participant’s Company Match Account by reason of any excess deferral distributed pursuant to subsection (b) or (c), together with any income or loss allocable thereto for the calendar year to which the excess deferral relates, as well as for the Gap Period, to be forfeited at the time such distribution is made and applied to reduce the next succeeding Matching Contribution to the Plan.

For purposes of this Section 3.1.2 and Section 4.1.2, the “Section 401(k) Ceiling” means the dollar limit prescribed in Section 402(g)(1) of the Code, as adjusted pursuant to Sections 402(g)(5) and 415(d) of the Code (e.g., $15,500 in 2007 and 2008).
3.1.3                      Limitations on HCE Participants.  For any Plan Year, the Committee (in its discretion) may limit the period for which, and/or specify a lesser maximum percentage at which, Employee Pre-Tax Contributions and Roth Basic Contributions may be elected by HCE Participants (as defined in Section 3.1.4) in such manner as may be necessary or appropriate in order to assure that the limitation described in Section 3.1.5 will be satisfied.
3.1.4                      HCE and Non-HCE Participants.  All Participants who are Eligible Employees at any time during a Plan Year (whether or not they are Active Participants), and who are Highly Compensated Employees with respect to the Plan Year, shall be “HCE Participants” for the Plan Year.  All other Participants who are Eligible Employees at any time during the Plan Year shall be “Non-HCE Participants” for the Plan Year.
3.1.5                      Deferral Percentage Limitation.  In no event shall the actual deferral percentage, determined in accordance with Section 3.1.6 (the “ADP”), for the HCE Participants for a Plan Year exceed the maximum ADP, as determined by reference to the ADP for the Non-HCE Participants, in accordance with the following table:
If the ADP for the Non-HCE Participants (“NHCEs’ ADP”) is:	Then the Maximum ADP for the HCE Participants is:
Less than 2% 2% to 8% More than 8%	2.0 x NHCEs’ ADP NHCEs’ ADP + 2% 1.25 x NHCEs’ ADP

3.1.6                      Actual Deferral Percentage.  The actual deferral percentage for the HCE or Non-HCE Participants for any Plan Year shall be calculated by computing the average of the deferral percentages (calculated separately for each HCE or Non-HCE Participant) (the “Deferral Rates”) determined by dividing (1) the total for the Plan Year of all Employee Pre-Tax Contributions and Roth Basic Contributions made by the Participant and credited to his or her Pre-Tax 401(k) Deferral Account or Roth 401(k) Deferral Account, as applicable, by (2) the Participant’s Testing Compensation (as defined in Section 3.1.7) for the Plan Year.  In computing a Participant’s Deferral Rate, the following special rules shall apply:
(a)           If any Employer or Affiliate maintains any other cash or deferred arrangement which is aggregated by the Company with this Plan for purposes of applying Section 401(a)(4) or 410(b) of the Code, then all such cash or deferred arrangements shall be treated as one plan for purposes of applying Section 3.1.5.

(b)           If an HCE Participant is a participant in any other cash or deferred arrangement maintained by any Employer or Affiliate and qualified under Section 401(k) of the Code, the separate deferral rates determined for the Participant under all such cash or deferred arrangements shall be aggregated with the separate Deferral Rate determined for the Participant under this Section 3.1.6 for purposes of applying Section 3.1.5.

3.1.7                      Testing Compensation.  For purposes of applying Sections 3.1, 3.3 and 4.1 and the non-discrimination tests of Sections 401(k)(3) and 401(m)(2) of the Code, “Testing Compensation” means with respect to any Participant, his or her Total Compensation (as defined in Section 5.5.2(e) and applied using the definition of “Affiliate” in Section 1.2 rather than in Section 5.5.2(a)), subject to the following:
(a)           For any Plan Year, the Committee may specify an alternate definition of Testing Compensation, provided that such alternate definition satisfies the applicable requirements of Treas. Reg. § 1.401(k)-6;

(b)           No amount in excess of the Compensation Limit shall be taken into account under this Section 3.1.7 for any Plan Year; and

(c)           Compensation for periods prior to the time that the individual became a Participant shall not be taken into account.

3.2           Catch-Up Contributions.  Notwithstanding any contrary Plan provision:
(a)           Eligible Participants.  All Employees who are Participants eligible to make Elective Deferrals under this Plan and who have attained age fifty (50) before the close of the Plan Year shall be eligible to make Employee Pre-Tax Catch-Up Contributions (and, effective as of January 1, 2008, Roth Catch-Up Contributions) for the Plan Year in accordance with, and subject to the limitations of, Section 414(v) of the Code.  An Active Participant who meets the foregoing requirements may elect to defer a portion of each payment of Compensation that would otherwise be made to him or her, after the election becomes and while it remains effective, equal to any whole percentage from 1% to 75% (inclusive) of such payment.

(b)           Certain Code Limitations Inapplicable.  A Participant’s Catch-Up Contributions shall not be taken into account for purposes of applying Plan provisions implementing the required limitations of Sections 402(g) and 415 of the Code, and the Plan shall not be treated as failing to satisfy Plan provisions implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of Catch-Up Contributions being or having been made under the Plan.

(c)           No Company Match Contributions.  Catch-Up Contributions shall not be eligible for Company Match Contributions under the Plan.

(d)           Crediting of Catch-Up Contributions.  A Participant’s Catch-Up Contributions shall be credited to his or her Employee Pre-Tax Catch-Up Account or Roth Catch-Up Account, as applicable, under the Plan.

3.3           Deferral Elections.  Each Active Participant shall determine the percentage(s) of his or her Compensation that shall be deferred and contributed to the Trust Fund as his or her Employee Pre-Tax Contributions, Roth Basic Contributions, Employee Pre-Tax Catch-Up Contributions and/or Roth Catch-Up Contributions in accordance with Sections 3.1.1 and 3.2, respectively, at the time he or she becomes an Active Participant.  The Participant thereafter may redetermine such percentage(s) from time to time in accordance with 3.3.2.  In either event –
(a)           The Active Participant shall make such Elective Deferral elections, in such manner and within such advance notice period as the Committee (in its discretion) shall specify;

(b)           No Employee Pre-Tax Contributions or Roth Basic Contributions shall be made by any Active Participant except in accordance with his or her Elective Deferral election and the limitations of Sections 3.1 and 5.5; and

(c)           No Employee Pre-Tax Catch-Up Contributions or Roth Catch-Up Contributions shall be made by any Active Participant except in accordance with his or her Elective Deferral election and the limitations of Section 3.2.

3.3.1                      Amounts.  Notwithstanding anything in Section 3.1.1 (other than Eligible Bonus deferral elections in accordance with Section 3.1.1(b)) or 3.2 to the contrary, no Active Participant may elect to defer an amount of his or her Compensation for any pay period as all types of Elective Deferrals that, when combined, exceeds 75% of each payment of Compensation.  The amount of Elective Deferrals that may be made by each Active Participant for each payroll period shall be the amount in dollars and cents that is nearest to the amount of Compensation subject to the deferral election(s) multiplied by the percentage(s) elected by the Participant pursuant to Section 3.1.1 or 3.2(a), as applicable.
3.3.2                      Changes.  An Active Participant may change the percentage(s) determined under the first sentence of this Section 3.3 by giving notice in such manner and within such advance notice period as the Committee (in its discretion) shall specify, effective with respect to Compensation paid on such date as the Committee (in its discretion) may specify.  The Elective Deferral elections made by an Active Participant shall remain in effect until his or her active participation in the Plan is terminated, except to the extent that the election is suspended in accordance with Sections 2.4, 2.5 or 8.2.3, changed in accordance with this Section 3.3.2, or reduced pursuant to Section 3.1.2 or 3.1.3 (as applicable).
3.3.3                      Potential Excess ADP.  In the event that (but for the application of this Section 3.3.3) the Committee determines that the ADP for HCE Participants would exceed the maximum permitted under Section 3.1.5 for a Plan Year (the “ADP Maximum”), then the Committee (in its discretion) may reduce, in accordance with Section 3.1.3, the percentages or amounts of Pre Tax 401(k) Deferrals and/or Roth Basic Contributions subsequently to be contributed on behalf of the HCE Participants by such percentages or amounts as, and for as long as, the Committee (in its discretion) may determine is necessary or appropriate in the circumstances then prevailing.  If the Committee determines that it is no longer necessary to reduce the Pre Tax 401(k) Deferrals and/or Roth Basic Contributions contributed on behalf of the HCE Participants, the Committee (in its discretion) may permit some or all HCE Participants, on a uniform and nondiscriminatory basis, to make new Elective Deferral elections with respect to their subsequent Compensation payments and with respect to Pre Tax 401(k) Deferrals and/or Roth Basic Contributions, and shall establish a policy as to the deferral percentages that shall apply with respect to those HCE Participants who do not make new elections.
3.3.4                      Actual Excess ADP.  In the event that the Committee determines that the ADP for the HCE Participants exceeds the ADP Maximum for any Plan Year, then the amount of any excess contributions (within the meaning of Section 401(k)(8)(B) of the Code) contributed on behalf of any HCE Participant shall be distributed, together with any income or loss allocable thereto for the Plan Year to which the excess contributions relate as well as for the Gap Period (as defined in Section 3.1.2(b)), to the HCE Participant before the close of the next following Plan Year.
(a)           Determination and Allocation of Excess Contributions.  The amount of excess contributions for HCE Participants for the Plan Year shall be determined and allocated among HCE Participants in the following manner:

(1)           With respect to each HCE Participant whose Deferral Rate exceeds the ADP Maximum, the Committee shall calculate an excess contribution amount by calculating the excess of (A) his or her Pre Tax 401(k) Deferrals and/or Roth Basic Contributions, over (B) the product of the ADP Maximum times his or her Testing Compensation.  The aggregate of the excess contributions for all such HCE Participants shall be the total excess contributions to be distributed pursuant to this Section 3.3.4.

(2)           The Pre Tax 401(k) Deferrals and/or Roth Basic Contributions of the HCE Participant with the highest total dollar amount of Pre Tax 401(k) Deferrals and/or Roth Basic Contributions contributed shall be reduced to the extent necessary to cause the total dollar amount of his or her Pre Tax 401(k) Deferrals and/or Roth Basic Contributions contributed to equal the lesser of the dollar amount of excess contributions for all HCE Participants calculated pursuant to subsection (a)(1) above or the dollar amount of Pre Tax 401(k) Deferrals and/or Roth Basic Contributions of the HCE Participant with the next highest total dollar amount of Pre Tax 401(k) Deferrals and/or Roth Basic Contributions contributed.  This process shall be repeated until the total dollar amount of reductions of such Pre Tax 401(k) Deferrals and/or Roth Basic Contributions equals the total excess contributions calculated pursuant to subsection (a)(1) above.

(3)           The amount of excess contributions to be distributed to an HCE Participant pursuant to this Section 3.3.4 shall be equal to the total amount by which his or her actual Pre Tax 401(k) Deferrals and/or Roth Basic Contributions is reduced under subsection (a)(2) above, but reduced by the amount of any excess deferrals previously distributed to the HCE Participant for the Plan Year under Section 3.1.2.

(b)           Forfeiture of Related Company Match Contributions.  Any Company Match Contributions allocated to the HCE Participant’s Company Match Account by reason of any excess contributions distributed pursuant to this Section 3.3.4, together with any income allocable thereto for the Plan Year to which the excess contributions relate, shall be forfeited and applied to reduce the next succeeding Matching Contribution to the Plan.

(c)           Incorporation By Reference.  The foregoing provisions of this Section 3 are intended to satisfy the requirements of Section 401(k)(3) of the Code and, to the extent not otherwise stated above, the provisions of Section 401(k)(3) of the Code, Treas. Reg. § 1.401(k)-1(a)(iv) (to the extent not inconsistent with amendments to the Code), and subsequent Internal Revenue Service guidance under Section 401(k)(3) of the Code are incorporated herein by reference.

3.4           Payment of Elective Deferrals.  Subject to the foregoing provisions of this Section 3, Sections 5.5, 10.3 and Section 11, the Employers shall pay to the Trust Fund the amounts elected by Active Participants to be contributed as Elective Deferrals.  Any Elective Deferrals to be contributed for a payroll period in accordance with the preceding sentence shall be paid to the Trust Fund as soon as administratively practicable thereafter, and in no event later than the 15th business day of the month that next follows the month in which such Compensation was paid.

SECTION 4

EMPLOYER CONTRIBUTIONS

4.1           Company Match Contributions.  Subject to the provisions of this Section  4.1, Sections 5.5, 10.3 and Section 11, the Employers shall contribute to the Trust Fund as Company Match Contributions amounts equal to the following:
4.1.1                      Basic Company Match Contributions.  The Employer will make Company Match Contributions for each eligible Active Participant on a payroll by payroll basis equal to 100% of the eligible Active Participant’s Employee Pre-Tax Contributions and, effective as of January 1, 2008, Roth Basic Contributions, for the pay period, but not to exceed 5% of the eligible Active Participant’s Compensation for the pay period against which such contributions are made.
4.1.2                      True-Up Company Match Contributions.  In addition to the Company Match Contributions set forth in Section 4.1.1, the Employer will make additional Company Match Contributions for the Plan Year, to be allocated as of the last Valuation Date of the Plan Year to eligible Participants as an adjustment to take into account any changes in Compensation or Participant deferral elections which may have occurred during the Plan Year.  The amount of the additional Company Match Contributions for each eligible Participant shall be equal to the difference, if any, between (i) the Company Match Contributions allocated to the eligible Participant pursuant to Section 4.1.1 for the Plan Year, and (ii) a Matching Contribution equal to 100% of the eligible Participant’s Employee Pre-Tax Contributions and/or, effective January 1, 2008, Roth Basic Contributions for the Plan Year, but not to exceed 5% of the eligible Participant’s Compensation for the Plan Year.  Notwithstanding the foregoing, the only Compensation that shall be taken into account with respect to a Participant for purposes of this additional Matching Contribution shall be

Compensation paid (or payable if deferred under Section 3) to the eligible Participant for payroll periods for which he or she made Employee Pre-Tax Contributions and/or, effective January 1, 2008, Roth Basic Contributions, to the Plan or after which the Section 401(k) Ceiling took effect under the Plan.  In order to be eligible for this additional Matching Contribution, a Participant must be an Eligible Employee on the last Valuation Date of the Plan Year, or his or her employment with the Employer must have been terminated during the Plan Year due to Disability or death.
4.1.3                      Calculation Rules.  Only those Employee Pre-Tax Contributions and Roth Basic Contributions that are made pursuant to Sections 3.1 and 3.3 shall be taken into account in calculating the amount of the Company Match Contributions (if any) to be made in respect of the Participant’s Employee Pre-Tax Contributions and Roth Basic Contributions for any payroll period.  In no event shall the amount of any Catch-Up Contributions contributed to any Participant’s Employee Pre-Tax Catch-Up Account and/or Roth Catch-Up Account, be taken into account in determining the amount of Company Match Contributions to be made to the Trust Fund and/or allocated to his or her Company Match Account.
4.1.4                      Limitations on HCE Participants.  For any Plan Year, the Committee (in its discretion) may limit the Company Match Contributions to be made on behalf of HCE Participants (as defined in Section 3.1.4) in such manner as may be necessary or appropriate in order to assure that the limitation described in Section 4.1.5 will be satisfied.
4.1.5                      Contribution Percentage Limitation.  In no event shall the actual contribution percentage, determined in accordance with Section 4.1.6 (the “ACP”), for the HCE Participants for a Plan Year exceed the maximum ACP, as determined by reference to the ACP for the Non-HCE Participants (as defined in Section 3.1.4), in accordance with the following table:

If the ACP for the Non-HCE Participants (“NHCEs’ ACP”) is:	Then the Maximum ACP for the HCE Participants is
Less than 2% 2% to 8% More than 8%	2.0 x NHCEs’ ACP NHCEs’ ACP + 2% 1.25 x NHCEs’ ACP

4.1.6                      Actual Contribution Percentage.  The actual contribution percentage for the HCE or Non-HCE Participants for a Plan Year shall be calculated by computing the average of the percentages (calculated separately for each HCE or Non-HCE Participant) (the “Contribution Rates”) determined by dividing (a) the total of all Company Match Contributions made on behalf of the Participant and credited to his or her Company Match Account for the Plan Year, by (b) the Participant’s Testing Compensation (as defined in Section 3.1.7) for the Plan Year.  The special testing and aggregation rules set forth in Section 3.1.6 with respect to calculation of the Participants’ Deferral Rates shall also apply to the calculation of their Contribution Rates.
4.1.7                      Potential Excess ACP.  In the event that (but for the application of this Section 4.1.7) the Committee determines that the ACP for the HCE Participants would exceed the maximum permitted under Section 4.1.5 for a Plan Year (the “ACP Maximum”), then the Committee (in its discretion) may reduce, in accordance with Section 4.1.4, the percentages or amounts of Company Match Contributions subsequently to be made on behalf of the HCE Participants by such percentages or amounts as, and for as long as, the Committee (in its discretion) may determine is necessary or appropriate in the circumstances then prevailing.
4.1.8                      Actual Excess ACP.  In the event that the Committee determines that the ACP for the HCE Participants exceeds the ACP Maximum for a Plan Year, then the amount of any excess aggregate contributions (within the meaning of Section 401(m)(6)(B) of the Code) contributed on behalf of any HCE Participant shall be distributed, together with any income or loss allocable thereto for the Plan Year to which the excess aggregate contributions relate, as well as for the Gap Period (as defined in Section 3.1.2(b)), to the HCE Participant before the close of the next following Plan Year.
(a)           Determination and Allocation of Excess Aggregate Contributions.  The amount of excess aggregate contributions for HCE Participants for the Plan Year shall be determined and allocated among HCE Participants in the manner provided in Section 3.3.4 with respect to excess contributions.

(b)           Determination of Allocable Income.  The income allocable to any excess aggregate contributions for the Plan Year shall be determined in the manner provided in Section 3.3.4 with respect to excess contributions.

(c)           Incorporation By Reference.  The foregoing provisions of this Section 4.1 are intended to satisfy the requirements of Section 401(m) of the Code and, to the extent not otherwise stated above, the provisions of Section 401(m)(2) and (9) of the Code, Treas. Reg. §1.401(m) 1(b) (to the extent not inconsistent with amendments to the Code), and subsequent Internal Revenue Service guidance under Section 401(m)(2) and (9) of the Code are incorporated herein by reference.

4.2           Non-Elective Contributions.  Subject to the provisions of Sections 5.3 and Section 11, for any Plan Year each Employer shall also contribute to the Trust Fund such amount (if any) as the Board of Directors (in its discretion) may direct be contributed (a “Non-Elective Contribution”) on behalf of those Participants who are eligible to share in the allocation of the Non-Elective Contribution pursuant to Section 5.3.
4.3           Timing.  Subject to the foregoing provisions of this Section 4, Section 10.3 and Section 11, Employer Contributions shall be paid to the Trust Fund within the time prescribed by law (including extensions) for filing the Company’s federal income tax return for its taxable year that ends with or within the Plan Year for which the Contributions are made.

4.4           Periodic Contributions.  Subject to the foregoing provisions of this Section 4, Sections 5.4 and Section 11, any Employer Contributions to be made for a Plan Year may be paid in installments from time to time during or after the Plan Year for which they are made.  The Employers shall specify, as to each Employer Contribution payment made to the Trust Fund, the Plan Year to which the payment relates.  The Employers intend the Plan to be permanent, but the Employers do not obligate themselves to make any Employer Contributions under the Plan whatsoever.
4.5           Reinstatements.  The Employers shall also contribute to the Trust Fund any amount necessary to reinstate a closed Account pursuant to Section 7.8.
4.6           Profits Not Required.  Each Employer shall make any contributions otherwise required to be made for a Plan Year without regard to its current or accumulated earnings or profits for the taxable year that ends with or within the Plan Year for which the contributions are made.  Notwithstanding the foregoing, the Plan is designed to qualify as a profit sharing plan under Section 401(a) of the Code.

SECTION 5

ALLOCATION OF CONTRIBUTIONS AND INVESTMENTS

5.1           Elective Deferrals.  Except as provided in Sections 3.1.2 and 3.3.4, the Elective Deferrals made on behalf of an Active Participant for any period shall be allocated to his or her Pre Tax 401(k) Deferrals Account, Roth Basic Account, Employee Pre-Tax Catch-Up Account or Roth Catch-Up Account, as applicable, as of the Valuation Date that coincides with or next follows the date on which such Elective Deferrals are received by the Trustee.

5.2           Company Match Contributions.  Except as provided in Section 4.1.8, the Company Match Contributions made on behalf of a Participant shall be allocated to his or her Company Match Account as of the Valuation Date that coincides with or next follows the date on which such Company Match Contributions are received by the Trustee.
5.3           Non-Elective Contributions.  Any Non-Elective Contributions made by an Employer for a Plan Year shall be allocated, as of the Valuation Date that coincides with or next follows the date on which such Non-Elective Contributions are received by the Trustee, to the Non-Elective Contributions Accounts of:
(a)           All Participants (as determined under Section 2) who are Eligible Employees as of the last Valuation Date of the Plan Year for which the Non-Elective Contributions were made; and

(b)           Those Participants who, during such Plan Year, ceased to be Employees on account of death or Disability.

The portion of the Employer’s Non-Elective Contributions to be allocated to the Non-Elective Contribution Account of each Participant who is eligible to share in the allocation pursuant to the preceding sentence shall be determined by multiplying the total amount of the Non-Elective Contributions by a fraction, of which (1) the numerator is the total Compensation received by the Participant while employed by the Employer during the Plan Year, and (2) the denominator is the aggregate total Compensation of all such Participants eligible to share in the allocation for such Plan Year.
5.4           Investment.  Each Participant (or, if deceased, his or her Beneficiary) shall elect, in such manner and at such times as the Committee (in its discretion) shall specify, the percentages of all amounts allocated to his or her Account that are to be invested in each of the Investment Funds.

A Participant (or Beneficiary) may specify as to any Investment Fund any percentage that is a whole multiple of 1%, provided that the total of the percentages specified shall not exceed 100%.
5.4.1                      Changes.  The elections of a Participant (or Beneficiary) concerning the investment of the amounts allocated to his or her Account may be changed in accordance with such procedures as the Committee (in its discretion) may designate from time to time.  The designated procedures may include such rules and limitations (e.g., with respect to the timing and frequency of elections) as the Committee may specify from time to time, but at all times shall permit Participants (and Beneficiaries) to make investment changes in a manner designed to permit the Plan to qualify as a 404(c) plan (within the meaning of Section 404(c) of ERISA).
5.4.2                      Failure to Elect.  If a Participant (or Beneficiary) fails to direct the manner in which the amounts allocated (or to be allocated) to his or her Account are to be invested, such amounts shall be invested in the Investment Fund designated by the Committee for such purpose.  Whenever the Committee discontinues an Investment Fund and the Participant (or Beneficiary) does not make a new election with respect to amounts allocated (or to be allocated) to the discontinued Investment Fund, such amounts shall be invested in the Investment Fund designated by the Committee for such purpose.
5.5           Limitations on Allocations.
5.5.1                      Annual Addition Limitation.  Notwithstanding any contrary Plan provision, in no event shall the Annual Addition to any Participant’s Account for any Plan Year exceed the lesser of: (a) the Defined Contribution Dollar Limit, or (b) 100% of the Participant’s Total Compensation for the Plan Year, except to the extent permitted under Section 3.2 and Section 414(v) of the Code;

provided, however, that clause (b) above shall not apply to Annual Additions described in clauses (5) and (6) of Section 5.5.2(c).
5.5.2                      Definitions.  For purposes of this Section 5.5, the following definitions shall apply:
(a)           “Affiliate” means a corporation, trade or business which is, together with any Employer, a member of a controlled group of corporations or an affiliated service group or under common control (within the meaning of Section 414(b), (c), (m) or (o) of the Code, as modified by Section 415(h) of the Code), but only for the period during which such other entity is so affiliated with any Employer.

(b)           “Aggregated Plan” means any defined contribution plan that is aggregated with this Plan pursuant to Section 5.5.3.

(c)           “Annual Addition” means with respect to each Participant the sum for a Plan Year of (1) the Participant’s Employee Pre-Tax Contributions and Roth Basic Contributions to be credited to the Participant’s Employee Pre-Tax Account or Roth Basic Account, as applicable; (2) the share of any Company Match Contributions and/or Non-Elective Contributions to be credited to the Participant’s Company Match Account and/or Non-Elective Contributions Account, as applicable; (3) the share of all contributions made by all Employers and Affiliates (including salary reduction contributions made pursuant to Section 401(k) of the Code) and any forfeitures to be credited to the Participant’s account under any Aggregated Plan; (4) any after-tax employee contributions made by the Participant for the Plan Year under any Aggregated Plan; (5) any amount allocated to the Participant’s individual medical account (within the meaning of Section 415(l) of the Code) under a defined benefit plan maintained by an Employer or Affiliate; and (6) any amount attributable to post-retirement medical benefits that is allocated pursuant to Section 419A of the Code to the Participant’s separate account under a welfare benefits fund (within the meaning of Section 419(e) of the Code) maintained by an Employer or Affiliate.

(d)           “Defined Contribution Dollar Limit” means the dollar limit prescribed in Section 415(c)(1)(A) of the Code, as adjusted in accordance with Section 415(d) of the Code (e.g., $45,000 for 2007 and $46,000 for 2008).

(e)           “Total Compensation” means the amount of an Employee’s:

(1)           Wages (within the meaning of Section 3401(a) of the Code) and all other payments of compensation which an Employer or Affiliate is required to report in Box 1 (“wages, tips, other compensation”) of IRS Form W 2 (or its successor):

(A)           Including the aggregate of his or her elective deferrals (within the meaning of Section 402(g)(3) of the Code) and any other amounts that are (i) contributed by any Employer or Affiliate at his or her election, and (ii) not includible in his or her gross income under Section 125, 132(f)(4) or 457 of the Code; but

(B)           Excluding amounts paid or reimbursed by the Employer or Affiliate for moving expenses incurred by the Participant, to the extent that at the time of payment it is reasonable to believe that such amounts qualify as a “qualified moving expense reimbursement” (within the meaning of Section 132(a)(6) of the Code); and

(C)           Determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the agricultural labor exception); or

(2)           Compensation calculated by the Committee in a manner that satisfies the applicable requirements of Section 415(c)(3) of the Code and Treas. Reg. §1.415-2(d).

5.5.3                      Other Defined Contribution Plans.  All defined contribution plans (terminated or not) maintained by any Employer or Affiliate shall be aggregated with this Plan, and all plans so aggregated shall be considered as one plan in applying the limitations of this Section 5.5, provided that the special limitation applicable to employee stock ownership plans under Section 415(c)(6) of the Code shall be taken into account with respect to a Participant who participates in any such plan.
5.5.4                      Limitation Year.  For purposes of applying the limitations of Section 415 of the Code, the limitation year shall be the Plan Year.

SECTION 6

PARTICIPANT ACCOUNTS AND INVESTMENT FUNDS

6.1           Participant Accounts.  At the direction of the Committee, there shall be established and maintained for each Participant within his or her Account, the following subaccounts, as appropriate:
(a)           An Employee Pre-Tax Account, to which shall be credited all Employee Pre-Tax Contributions paid to the Trust Fund at his or her election under Section 3;

(b)           A Roth Basic Account, to which shall be credited all Roth Basic Contributions paid to the Trust Fund at his or her election under Section 3;

(c)           An Employee Pre-Tax Catch-Up Account, to which shall be credited all Employee Pre-Tax Catch-Up Contributions paid to the Trust Fund at his or her election under Section 3;

(d)           A Roth Catch-Up Account, to which shall be credited all Roth Catch-Up Contributions paid to the Trust Fund at his or her election under Section 3;

(e)           A Company Match Account, to which shall be credited all Company Match Contributions paid to the Trust Fund on his or her behalf under Section 4;

(f)           A Non-Elective Contribution Account, to which shall be credited all Non-Elective Contributions paid to the Trust Fund on his or her behalf under Section 4;

(g)           A Rollover Contributions Account, to which shall be credited all pre-tax transfers made to the Trust Fund by or on behalf of the Participant under Section 10.5.2;

(h)           A Roth Rollover Account, to which shall be credited all transfers made to the Trust Fund by or on behalf of the Participant under Section 10.5.3;

(i)           A Genenflex Account, which shall continue to hold any Prior Excess Flex Credit Contributions (as defined in Section 1.1.4); and

(j)           Such other Account(s) as the Committee shall deem necessary or appropriate, from time to time.

Each Participant’s Account also shall reflect the total value of its proportionate interest in each of the Investment Funds as of each Valuation Date.  The maintenance of a separate Account for each Participant shall not be deemed to segregate for the Participant, nor to give the Participant any ownership interest in, any specific assets of the Trust Fund.
6.2           Trust Fund Assets.  The Trust Fund shall consist of the Participants’ Elective Deferrals, Company Match Contributions, Non-Elective Contributions, Prior Excess Flex Credit Contributions (as defined in Section 1.1.4), Rollover Contributions or Roth Rollover Contributions, or other transfers made pursuant to Section 10.5, all investments and reinvestments made therewith, and all earnings and gains (less any losses) thereon.  The Trustee shall hold and administer all assets of the Trust Fund in the Investment Funds, and each Participant and his or her Account shall have only an undivided interest in any of the Investment Funds.
6.3           Investment Funds.
6.3.1                      General.  The Trustee shall establish three or more Investment Funds which shall be maintained for the purpose of investing such portions of Participants’ Accounts as are properly allocable to each such Fund pursuant to Section 5.4.  At least three of the Investment Funds shall (a) be diversified, (b) have materially different risk and return characteristics, and (c) be designed to satisfy the broad range of investment alternatives requirement of 29 C.F.R. § 2550.404c 1(b)(3), all in a manner designed to permit the Plan to qualify as a 404(c) plan (within the meaning of Section 404(c) of ERISA).
6.3.2                      Investment Media.  Except to the extent that such investment responsibility has been transferred to the Trustee or an Investment Manager in accordance with Section 9.6, the Committee (in its discretion) shall direct the Trustee to invest each Investment Fund in units, shares or other interests in one or more common, pooled, collective or other investment media that are (a) designated by the Committee, and (a) either (1) maintained by any person described in Section 3(38)(B) of ERISA or an affiliate of such person, or (2) registered under the Investment Company Act of 1940, as amended.
6.3.3                      Changes.  The Committee may from time to time change the number, identity or composition of the Investment Funds made available under this Section 6.3.  Except to the extent that such investment responsibility has been transferred to the Trustee or an Investment Manager in accordance with Section 9.6, the Committee also may select different investment media for the investment of any Investment Fund.

6.3.4                      Reinvestments and Cash.  All interest, dividends or other income realized from the investments of any of the Investment Funds shall be reinvested in the Investment Fund that realized such income.  Temporary cash balances arising in any of the Investment Funds shall be invested in a manner that produces a reasonable rate of return and is consistent with the liquidity needs of the Fund.
6.3.5                      Company Stock Fund.  Notwithstanding the foregoing provisions of this Section 6.3, one of the Investment Funds shall be a Company Stock Fund.
6.3.6                      Limitation on Investment in Company Stock Fund.  Notwithstanding anything in the Plan to the contrary, the following restrictions on investment in the Company Stock Fund shall apply:
(a)           Investment of future contributions (Elective Deferrals, Employer Contributions, Rollover Contributions and Roth Rollover Contributions) in the Company Stock Fund shall be limited to 30% of new money invested;

(b)           Exchanges of existing assets into the Company Stock Fund will be limited to 30% of the Participant’s total Plan Account at the time of the exchange; and

(c)           Existing investments in the Company Stock Fund may be sold at any time (subject to any applicable trading restrictions) but once sold, reinvestment in the Company Stock Fund is limited to the above restrictions.

6.4           Valuation of Participants’ Accounts.  The Trustee shall determine the fair market values of the assets of the Investment Funds, and the Committee shall determine the fair market value of each Participant’s Account, as of each Valuation Date.  In making such determinations and in crediting net earnings and gains (or losses) in the Investment Funds to the Participants’ Accounts, the Committee (in its discretion) may employ, and may direct the Trustee to employ, such accounting methods as the Committee (in its discretion) deems appropriate in order fairly to reflect the fair market values of the Investment Funds and each Participant’s Account.  For this purpose the

Trustee and the Committee (as appropriate) may rely upon information provided by the Committee, the Trustee or other persons believed by the Trustee or the Committee to be competent.  The value of the interest of any Participant’s Account in the Company Stock Fund may be measured in units (rather than shares of Company Stock) in such manner as the Committee (in its discretion) shall specify.
6.5           Valuation of Shares.  For all purposes of the Plan, the Trustee shall determine the fair market value of a share of Company Stock, which, as of any date, shall be (except as set forth below) the closing price of the Company Stock on the New York Stock Exchange on that date, as published in The Wall Street Journal or, if no report is available for that date, on the next preceding date for which a report is available, except that in the case of a transaction involving the purchase or sale of share(s) of Company Stock, the fair market value of any share of Company Stock shall be the purchase or sale price of such share on the New York Stock Exchange.
6.6           Statements of Account.  Each Participant, Beneficiary or Alternate Payee shall be furnished with periodic statements reflecting his or her interest in the Plan at least once each calendar quarter.  Within sixty (60) days of receipt of any such statement, each such individual must notify the Committee (or its designee) of any error in the statement and provide any documents and/or information as the Committee (or its designee) may require.
6.7           Vesting of Participants’ Accounts.  Each Participant shall at all times be 100% vested in his or her Account under the Plan.
6.8           Forfeitures.  Any amounts attributable to forfeitures transferred pursuant to the merger of another tax qualified plan with this Plan, and any other amounts to be treated as forfeitures under the Plan, shall be applied, at the Committee’s election and in its discretion, to: (a) reduce the

Employer’s obligation to make Company Match Contributions; (b) reduce the Employer’s obligation to make Non-Elective Contributions; (c) fund any other Employer contributions (e.g., Qualified Non-Elective Contributions) determined by the Committee to be necessary or appropriate; and/or (d) pay administrative expenses under the Plan in accordance with Section 9.9.

SECTION 7

DISTRIBUTIONS

7.1           Events Permitting Distribution.  Subject to Section 7.3, the balance credited to a Participant’s Account shall become distributable only in the following circumstances:
(a)           Upon the Participant’s severance from employment with all Employers and Affiliates at or after Normal Retirement Age, on account of Disability or death, or for any other reason;

(b)           If the Participant is a 5-percent owner within the meaning of Section 416(i)(1)(B) of the Code (a “5-Percent Owner”), at any time during (and no later than) the April 1 that next follows the calendar year in which the Participant attains age 70½;

(c)           Upon the Committee’s approval of the Participant’s application for a withdrawal from his or her Account, but only to the limited extent provided in Section 8;

(d)           In accordance with and to the limited extent provided in Sections 3.1.2, 3.3.4 or 4.1.8; or

(e)           Upon the creation or recognition of an Alternate Payee’s right to all or a portion of a Participant’s Account under a domestic relations order which the Committee determines is a QDRO (as defined in Section 8.7), but only as to the portion of the Participant’s Account that the QDRO states is payable to the Alternate Payee.

For purposes of determining whether a Participant has met the foregoing requirements, if a Participant experiences a change in employment status to that of a Leased Employee (as defined in Section 1.30) and he or she continues to work for the Employer or any Affiliate, such change will not be treated as a severance from employment with all Employers and Affiliates for purposes of receiving a distribution under the Plan.

7.2           Times for Distribution.
7.2.1                      General Rule.  Subject to the consent requirements of Section 7.3 and except as provided in Section 8.7 (relating to QDROs), distributions from a Participant’s Account shall normally be made or commenced as soon as practicable after the Valuation Date that coincides with or next follows the later of (a) the date on which the event permitting the distribution occurs, or (b) the date on which any consent required under Section 7.3 is granted in such manner and within such advance notice period as the Committee (in its discretion) shall specify.
7.2.2                      Distribution Deadline.  Subject to all other provisions of this Section 7, all distributions not made sooner pursuant to the first sentence of Section 7.2.1 shall be made no later than sixty (60) days after the end of the Plan Year in which a distribution event described in Section 7.1(a) occurs with respect to the Participant, or the Participant attains Normal Retirement Age (whichever is later), subject also to the following:
(a)           A Participant’s failure to consent to a distribution (if such consent is required under Section 7.3) shall be deemed to be an election to defer distribution of his or her Account; provided, however, that the Participant’s Account shall be distributed no later than his or her Deadline Date (as defined in Section 7.2.3).

(b)           If the amount of the distribution or the location of the Participant or his or her Beneficiary (after a reasonable search) cannot be ascertained by the deadline described above, distribution shall be made no later than sixty (60) days after the earliest date on which the amount or location (as appropriate) is ascertained, subject to the other provisions of this Section 7.

(c)           Distributions permitted by reason of the Participant’s death shall be made within five (5) years after his or her death.

7.2.3                      For purposes of applying this Section 7.2, “Deadline Date” means:
(a)           With respect to a Participant who is a 5-Percent Owner (as defined in Section 7.1(b)), the April 1 that next follows the calendar year in which the Participant attains age 70½.

(b)           With respect to a Participant who is not a 5-Percent Owner, the April 1 that next follows the later of (i) the calendar year in which the Participant attains age 70½, or (ii) the calendar year in which the Participant incurs a severance from employment with all Employers and Affiliates.

7.2.4                      Age 70½ Rule for 5-Percent Owners.  If the Account of a Participant who continues in employment after attaining Normal Retirement Age becomes distributable pursuant to Section 7.1(b), the Account shall be distributed no later than the Deadline Date, and any subsequent allocations to the Account shall be distributed by the April 1 that next follows the Plan Year to which those allocations pertain.
7.3           Consent Requirement and Immediate Distributions.
7.3.1                      Consent Required Over Threshold Amount.  If the balance credited to a Participant’s Account exceeds $1,000 (the “Threshold Amount”) as of the Valuation Date that next precedes the date of distribution from the Account, then no portion of the Participant’s Account shall be distributed to the Participant until he or she attains age 62, unless the Participant (or, if deceased, his or her Beneficiary) has consented to an earlier distribution in such manner and within such advance notice period as the Committee (in its discretion) shall specify.
7.3.2                      Immediate Distributions of Small Accounts Permitted.  Notwithstanding any contrary Plan provision, if the balance credited to a Participant’s Account does not exceed the Threshold Amount (as defined in Section 7.3.1) as of the Valuation Date that next precedes the date of distribution from the Account, and if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with this Section 7, then the distribution shall be paid in a single lump sum as soon as administratively practicable in accordance with the procedures prescribed by the Committee.

7.4           Form of Distribution.
7.4.1                      Cash.  With respect to any portion of a Participant’s Account as is not invested in the Company Stock Fund, any distribution from such portion of the Account shall be made in the form of a single lump sum payment of cash (or its equivalent), such amount to be equal to the balance credited to such portion of the Account as of the relevant Valuation Date.
7.4.2                      Company Stock.  Any distribution from such portion of a Participant’s Account as is invested in the Company Stock Fund as of the Valuation Date shall be made in the form of a single lump sum payment, as elected by the distributee, in –
(a)           Such whole number of shares of Company Stock as is equivalent to the full value of the units of the Company Stock Fund then credited to such portion of the Account, with fractional shares paid in cash;

(b)           Cash (or its equivalent) equal to the full value of the units of the Company Stock Fund then credited to such portion of the Account; or

(c)           A combination of both.

7.4.3                      In-Kind Rollover to Fidelity IRA.  Notwithstanding the provisions of Sections 7.4.1 and 7.4.2 above, a Participant may elect that a distribution be made in-kind, provided that (a) the distribution consists of marketable securities (as defined in Section 731(c)(2) of the Code), and (b) the distribution will be in the form of a Direct Rollover to a Fidelity Investments® individual retirement account (“IRA”).
7.4.4                      No Annuities.  In no event shall any distribution from a Participant’s Account be made in the form of a life annuity.
7.4.5                      Direct Rollovers.  Notwithstanding any contrary Plan provision:
(a)           General Rule.  If the Distributee of an Eligible Rollover Distribution (1) elects to have at least $500 of the Eligible Rollover Distribution or, if less, the entire Eligible Rollover Distribution, paid directly to an Eligible Retirement Plan, and (2) specifies the Eligible

Retirement Plan to which the Eligible Rollover Distribution is to be paid in such manner and within such advance notice period as the Committee (in its discretion) may specify, then the Eligible Rollover Distribution (or elected portion thereof) shall be paid to that Eligible Retirement Plan in a Direct Rollover, in accordance with and subject to the conditions and limitations of Section 401(a)(31) and related provisions of the Code; and

(b)           Definitions.

(1)           “Direct Rollover” means an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan for the benefit of a Distributee.

(2)           “Distributee” means a Participant, a Beneficiary (if the surviving spouse of a Participant), or an Alternate Payee (if the spouse or former spouse of a Participant under a QDRO (as defined in Section 8.7)).

(3)           “Eligible Retirement Plan” means (A) an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract) (an “IRA”), (B) a qualified plan described in Section 401(a) of the Code, which has agreed to accept the Distributee’s Eligible Rollover Distribution, (C) an annuity plan described in Section 403(a) of the Code, (D) an annuity contract described in Section 403(b) of the Code, and (E) an eligible plan under Section 457(b) of the Code maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

(4)           “Eligible Rollover Distribution” means a distribution of any portion of the balance credited to the Account of a Participant and which is not:

(A)           One of a series of substantially equal periodic payments made over (A) a specified period of ten years or more, or (B) the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary;

(B)           Any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

(C)           Any hardship distribution described in Section 410(k)(2)(B)(i)(IV) of the Code; and

(D)           The portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Company Stock).

(c)           Distributions to Nonspouse Beneficiary.  Notwithstanding the provisions of subsections (b)(2) and (b)(3) above, the term “Distributee” shall also include a

Beneficiary who is designated by a Participant under Section 7.6 and who is not the surviving spouse of the Participant (a “Nonspouse Beneficiary”), and solely with respect to a Nonspouse Beneficiary, the term “Eligible Retirement Plan” shall mean an IRA that is established for purposes of receiving a Direct Rollover of an Eligible Rollover Distribution on behalf of the Nonspouse Beneficiary, and is treated as an inherited IRA (within the meaning of Section 408(d)(3)(C) of the Code).

(d)           Notice.  Such Distribution may commence less than 30 days after the notice required under Treas. Reg. § 1.411(a)-11(c) is given to the Distributee, provided that (1) the Distributee is clearly informed that he or she has a right to consider, for a period of at least 30 days after receiving the notice, a decision on whether to elect a distribution (and, if applicable, a particular distribution option), and (2) the Distributee, after receiving the notice, affirmatively elects a distribution.

7.5           Company Stock Restrictions.  Any Participant or other prospective Distributee who is to receive a distribution of Company Stock may be required to execute an appropriate stock transfer agreement, implementing and evidencing such restrictions on transferability as may be imposed by applicable federal and state securities laws, prior to receiving a distribution of the Company Stock.  Any shares of Company Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable federal and state securities laws.
7.6           Beneficiary Designations.  Each Participant may designate one or more Beneficiaries in such manner as the Committee (in its discretion) shall specify.  No such designation shall become effective until its receipt by the Company (as the Committee’s delegate under Section 9.4(v)) in the manner specified.
7.6.1                      Spousal Consent.  If a Participant designates any person other than his or her spouse as a primary Beneficiary, the designation shall be ineffective unless the Participant’s spouse consents to the designation.  Any spousal consent required under this Section 7.6.1 shall be void unless it (a) is set forth in writing, (b) acknowledges the effect of the Participant’s designation of another person as his or her Beneficiary under the Plan, and (c) is signed by the spouse and witnessed by an authorized agent of the Committee or a notary public.  Notwithstanding the foregoing, if the Participant establishes to the satisfaction of the Committee that written spousal consent may not be obtained because there is no spouse or the spouse cannot be located, or because of other circumstances specified under Section 417(a)(2) of the Code, his or her designation shall be effective without spousal consent.  Any spousal consent required under this Section 7.6.1 shall be irrevocable and valid only with respect to the spouse who signs the consent.  A Participant may revoke his or her Beneficiary designation at any time, regardless of his or her spouse’s previous consent to the revoked designation, and any such revoked designation shall be void.
7.6.2                      Changes and Failed Designations.  A Participant may designate different Beneficiaries (or revoke a prior Beneficiary designation) at any time by making a new designation (or a revocation of a prior designation) in such manner as the Committee (in its discretion) shall specify.  No such designation shall become effective until its receipt by the Company (as the Committee’s delegate under Section 9.4(v)) in the manner specified, and the last effective designation received by the Company shall supersede all prior designations.  If a Participant dies without having effectively designated a Beneficiary, or if no Beneficiary survives the Participant, the Participant’s Account shall be payable to his or her surviving spouse or, if the Participant is not survived by his or her spouse, the Account shall be paid to the Participant’s estate.
7.7           Payments to Minors or Incompetents.  If any individual to whom a benefit is payable under the Plan is a minor, or if the Committee (in its discretion) determines that any individual to whom a benefit is payable under the Plan is physically or mentally incompetent to receive such payment or to give a valid release therefore, payment shall be made to the guardian, committee or other representative of the estate of such individual which has been duly appointed by a court of competent jurisdiction.  If no guardian, committee or other representative has been appointed, payment:
(a)           May be made to any person as custodian for the minor or incompetent under the California Uniform Transfers to Minors Act (or comparable law of another state), or

(b)           May be made to or applied to or for the benefit of the minor or incompetent, his or her spouse, children or other dependents, the institution or persons maintaining him or her, or any of them, in such proportions as the Committee (in its discretion) from time to time shall determine.

(c)           The release of the person or institution receiving the payment shall be a valid and complete discharge of any liability of the Plan with respect to any benefit so paid.

7.8           Undistributable Accounts.  Each Participant and (in the event of death) his or her Beneficiary shall keep the Committee advised of his or her current address.  If the Committee is unable to locate the Participant or Beneficiary to whom a Participant’s Account is payable under this Section 7, (a) the Participant’s Account may be closed after 24 months have passed since the date the Account first became distributable to such Participant or Beneficiary, and (b) the balance credited to any Account so closed shall be credited as an offset against future Employer Contribution payments.  If the Participant or Beneficiary whose Account were closed under the preceding sentence subsequently files a claim for distribution of his or her Account, and if the Committee (in its discretion) determines that such claim is valid, then the balance previously removed upon closure of the Account shall be restored to the Account by means of a special contribution which shall be made to the Trust Fund by the Employers.

SECTION 8

WITHDRAWALS, LOANS AND DOMESTIC RELATIONS ORDERS

8.1           General Rules.  In accordance with Sections 8.2 and 8.3, a Participant who is an Employee may request a withdrawal from his or her Account in cash (or its equivalent).  Any application for a withdrawal shall be submitted, in such manner and within such advance notice period as the Committee (in its discretion) may specify from time to time.  Except as otherwise specified below, any amount withdrawn under this Section 8 shall be deducted from the Participant’s Account in such order as may be determined by the Committee from time to time.
8.2           Hardship Withdrawal.  The Committee shall authorize a withdrawal (a “Hardship Withdrawal”) under this Section 8.2 if the Participant provides evidence that is sufficient to enable the Committee to determine that the Hardship Withdrawal is in connection with a Financial Hardship, and is subject to the following rules:
8.2.1                      General Rules.
(a)           Subject to the provisions of this Section 8.2, a Participant may make a Hardship Withdrawal under this Section 8.2 no more frequently than once in any calendar year.

(b)           No Hardship Withdrawal shall be granted under this Section 8.2 unless the Participant has elected to receive all distributions, withdrawals and loans available under this Plan and all other qualified plans maintained by the Employers and Affiliates.

(c)           The amount available to a Participant for a Hardship Withdrawal shall not exceed the amount that the Committee (in its discretion) determines is necessary to satisfy the Participant’s Financial Hardship (net of income taxes or penalty taxes reasonably anticipated to result from the Hardship Withdrawal).

(d)           Notwithstanding paragraph (c) above, the maximum amount that may be withdrawn from a Participant’s Elective Deferrals Accounts and Genenflex Account for this purpose shall be equal to the excess of (1) the sum of all Elective Deferrals and Prior Excess Flex Credit Contributions (as defined in Section 1.1.4) allocated to the Participant’s applicable Elective Deferrals Accounts and/or Genenflex Account (as applicable) on the date of the withdrawal plus the amount of any earnings credited to his or her Employee Pre-Tax Account as of December 31, 1988, over (2) the sum of all amounts previously withdrawn or distributed from the Participant’s Elective Deferrals Accounts and Genenflex Account.

(e)           Any amount withdrawn under this Section 8.2 shall be funded from the Investment Funds in which the Participant’s Account is invested in such order or allocation among such Investment Funds as is determined under such rules as may be established by the Committee from time to time.

8.2.2                      Financial Hardship.  For purposes of applying this Section 8.2, a “Financial Hardship” means and shall be deemed to exist only on account of one or more of the following:

(a)           Expenses incurred for medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7½% of adjusted gross income);

(b)           Costs (excluding mortgage payments) relating to the purchase of a principal residence for the Participant;

(c)           Payment of tuition, related educational fees and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, his or her Spouse, children or dependents (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B) of the Code);

(d)           Payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage or deed of trust on that principal residence;

(e)           Payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in Section 152 of the Code, without regard to Section 152(d)(1)(B) of the Code); or

(f)           Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

8.2.3                      Mandatory Suspension and Contribution Limitations.  If determined by the Committee to be necessary or appropriate in order to preserve the tax-qualification of the Plan, no Hardship Withdrawal shall be made under this Section 8.2 unless the Participant irrevocably agrees in his or her Hardship Withdrawal application, evidenced in such manner as the Committee (in its discretion) may specify, that the Participant shall not make contributions to, compensation deferrals under or payments in connection with the exercise of any rights granted under this Plan or any other qualified plan or any nonqualified stock option, stock purchase, deferred compensation or similar plan (but not any health or welfare plan) maintained by any Employer or Affiliate for a period of six (6) months following receipt of the Hardship Withdrawal.  The Participant may elect to resume his or her active participation in the Plan as of any Entry Date following the end of the suspension period described above, provided that he or she elects to become an Active Participant in accordance with Section 2.3.1.
8.3           Age 59½ Withdrawal.  At any time after a Participant attains age 59½, the Participant (subject to other applicable provisions of the Plan) may request a withdrawal from his or her Account in any amount, up to the value of his or her Account.
8.4           Withdrawal From Company Match Account at Normal Retirement Age.  At any time after a Participant attains Normal Retirement Age, the Participant (subject to other applicable provisions of the Plan) may request a withdrawal from his or her Company Match Account in any amount, up to the value of his or her Company Match Account.
8.5           Withdrawal From Rollover Contributions Accounts.  At any time, a Participant (subject to other applicable provisions of the Plan) may request a withdrawal from his or her Rollover Contributions Account or Roth Rollover Account in any amount, up to the value of such Account(s).
8.6           Loans to Participants.
8.6.1                      General Loan Rules.  A Participant who is an Employee may, upon application to such person, in such manner and within such advance notice period as the Committee (in its discretion) shall specify, obtain a loan from the portion of the Trust Fund allocated to the Participant’s Account in accordance with the provisions of this Section 8.6.  Loans shall be available to all Participants who are Employees, and to parties in interest (within the meaning of Section 3(14) of ERISA) with respect to the Plan who are non-Employee Participants or Beneficiaries of deceased Participants, on a reasonably equivalent basis.

(a)           Amount.  The amount of the loan shall be neither less than $1,000 nor more than the excess of (1) 50% of the Participant’s Available Balance (as defined below), determined as of the Valuation Date that occurs on the date the loan is processed, over (2) the sum of the outstanding balances (including both principal and accrued interest) on all prior outstanding loans to the Participant under this Plan.

(b)           “Available Balance” means the total balance credited to the Participant’s Account as of the applicable date.

(c)           Additional Limits.  The amount borrowed under this Section 8.6 shall not cause the sum of (i) the amount of the loan, plus (ii) the aggregate outstanding balance (including both principal and accrued interest) on all prior loans to the Participant under this Plan or any other qualified plan maintained by any Employer or Affiliate (an “Other Plan”), to exceed an amount equal to $50,000, reduced by the excess (if any) of (1) the highest aggregate outstanding balance on all loans under this Plan and all Other Plans during the one-year period ending on the day before the date the loan is to be made, over (2) the aggregate outstanding balance on all such loans on the date the loan is made.

(d)           Maximum Number of Loans.  No Participant shall be permitted to borrow under this Section 8.6 if the borrowing would result in his or her having more than three (3) loans outstanding.

(e)           Twelve Months Required Between Loans.  Notwithstanding the foregoing, no additional loan may be made to a Participant under this Section 8.6 until at least 12 months after the next earliest loan was made.

(f)           Unpaid Leave of Absence.  If a Participant is granted an unpaid Leave of Absence and remains an Employee, he or she may elect to have his or her loan payments be suspended for the lesser of the duration of the approved Leave of Absence or one year.  If the Participant’s loan payments are so suspended and he or she returns to active employment with an Employer or Affiliate, the Committee shall recompute the monthly loan payment amount and the recomputed amount shall be payable for the balance of the original term of the loan in accordance with this Section 8.6.  If the Participant fails to return to active employment with an Employer or Affiliate or terminates his or her employment with all Employers and Affiliates, the provisions of Sections 8.6.2(e)(2), 8.6.2(g), 8.6.2(h), 8.6.2(i), 8.6.3 and 8.6.4 shall apply; provided, however, that the Committee shall recompute the monthly loan payment amount and the recomputed amount shall be payable for the balance of the original term of the loan if the Participant authorizes an automatic payment method described in Section 8.6.2(e)(2) for such remaining loan payments.

8.6.2                      Minimum Requirements of Each Loan.  Any loan made under this Section 8.6 shall be evidenced by a loan agreement and promissory note, and the Participant must evidence his or her agreement to the terms thereof in writing.  Such terms shall satisfy the following minimum requirements:
(a)           Separate Accounting.  Each loan shall be considered as a separate, earmarked investment of the Participant’s Account.  Interest and principal payments on Participant loans shall be reallocated to the Investment Funds in the same percentages as specified by the Participant pursuant to Section 5.4, or if there is no such designation currently in force, as the Committee (in its discretion) shall determine.

(b)           Term.  The term of the loan shall not exceed five years.  The Participant may elect a term of either three or five years for each loan.  However, the term of the loan may be fifteen years, provided that the Participant (1) certifies in writing that the loan proceeds will be used to purchase a dwelling unit which (within a reasonable period of time after the loan is made) will be the Participant’s principal residence, and (2) submits such certification to the Committee together with such supporting documentary evidence (e.g., a copy of the signed sale contract) as the Committee (in its discretion) may request.

(c)           Interest Rate.  Each loan shall bear a reasonable rate of interest, as determined by the Committee (in its discretion), which shall be comparable to the interest rates charged under similar circumstances by persons in the business of lending money.

(d)           Payment Schedule.  A definite payment schedule shall be established for each loan which shall require level and monthly payments of both principal and interest over the agreed term of the loan in accordance with the provisions of this Section 8.6.  A Participant may prepay at any time the entire amount remaining due under the loan, but no partial prepayments shall be permitted.

(e)           Withholding Payments.  No loan shall be made unless the Participant agrees to make principal and interest payments on each loan, together with any and all reasonable charges imposed by the Trustee at the direction of the Committee in connection with the loan:

(1)           By payroll withholding, in the case of a Participant who is receiving periodic wage payments from an Employer or Affiliate; or

(2)           By an automatic payment method which the Committee (in its discretion) determines will provide security comparable to that of payroll withholding, in the case of a Participant who is not receiving periodic wage payments from an Employer or Affiliate.

(f)           On Payroll.  If during the term of the loan, a Participant who has been making payments by the automatic payment method described in Section 8.6.2(e)(2) begins receiving periodic wage payments from an Employer or Affiliate, the Participant shall authorize in writing payroll withholding for the remaining loan payments.

(g)           Off Payroll.  Subject to Section 8.6.1(f), if during the term of the loan, a Participant who has been making loan payments by payroll withholding ceases to receive periodic wage payments from an Employer or Affiliate (and distribution of the Participant’s Account has not begun), the Participant shall authorize in writing an automatic payment method described in Section 8.6.2(e)(2) for the remaining loan payments.

(h)           Failure to Authorize.  If any Participant fails to authorize any change in the method of payment required by Section 8.6.2(f) or (g), the outstanding balance (including unpaid principal and interest) on the loan shall become immediately due and payable.

(i)           Security.  Each loan shall be adequately secured by collateral of sufficient value to secure payment of the loan principal and interest.  Notwithstanding the provisions of Section 13.2, the Participant shall pledge 50% of his or her Available Balance (as defined in Section 8.6.1(b)), and shall provide such other collateral as the Committee (in its discretion) may require, to secure his or her loan payment obligations.

8.6.3                      Default.  If a Participant defaults on his or her loan payment obligations and does not cure the default within thirty days of the date the Participant is notified of the default, the Committee shall take, or direct the Trustee to take, such action as shall be necessary or appropriate in the circumstances prevailing: (a) to realize upon the security interest of the Trust Fund in the collateral pledged to secure the loan, and/or (b) to reduce the balance credited to the Participant’s Account by the amount required to cure the default.
8.6.4                      Effect of Distributions.  If any amount remains outstanding as a loan obligation of a Participant when a distribution is made from his or her Account in connection with the Participant’s severance from employment with all Employers and Affiliates, (a) the outstanding loan balance (including both principal and accrued interest) shall then become immediately due and payable, and (b) the balance credited to the Participant’s Account shall be reduced to the extent necessary to discharge the obligation.
8.6.5                      Transferred participant Loans.  Notwithstanding any contrary Plan provision, any Participant loans that are transferred to the Trust Fund pursuant to Section 10.5.5 shall be administered under this Plan in accordance with such loans’ terms and conditions in effect as of the date of the transfer or as may be otherwise modified to conform to the administrative and/or payroll procedures of the Employer.
8.7           Qualified Domestic Relations Orders.  The Committee shall establish written procedures for determining whether a domestic relations order (within the meaning of Section 414(p)(1)(B) of the Code) purporting to dispose of any portion of a Participant’s Account is a qualified domestic relations order (within the meaning of Section 414(p)(1)(A) of the Code) (a “QDRO”).
8.7.1                      No Payment Unless a QDRO.  No payment shall be made to an Alternate Payee until the Committee (in its discretion), or a court of competent jurisdiction reversing an initial adverse determination by the Committee, determines that the order is a QDRO.  Payment shall be made to an Alternate Payee only in a form of distribution that is available to the Participant under the Plan, and as specified in the QDRO.
8.7.2                      Immediate Payment Permitted.  Payment may be made to an Alternate Payee, in accordance with a QDRO, as soon as practicable after the QDRO determination is made, without regard to whether the distribution, if made to the Participant at the time specified in the QDRO, would be permitted under the terms of the Plan.
8.7.3                      Deferred Payment.  If the QDRO does not provide for immediate payment to an Alternate Payee, the Committee shall direct the Trustee to establish a Plan Account for the Alternate Payee’s portion of the Participant’s Account.  All investment decisions with respect to amounts credited to the Alternate Payee’s Plan Account shall be made by the Alternate Payee in the manner provided in Section 5.4.  Payment to the Alternate Payee shall not be deferred beyond the date on which distribution to the Participant or (in the event of death) his or her Beneficiary is made or commenced.
8.7.4                      Hold Procedures.  Notwithstanding any contrary Plan provision, at any time the Committee (in its discretion) may place a hold upon all or a portion of a Participant’s Account for a reasonable period of time (as determined by the Committee) if the Committee receives notice that (a) a domestic relations order is being sought by the Participant, his or her spouse, former spouse, child or other dependent and (b) the Participant’s Account is a source of payment under such order.  For purposes of this Section 8.7.4, a “hold” means that no withdrawals, loans or distributions may be made from a Participant’s Account.  The Committee shall notify the Participant if a hold is placed upon his or her Account pursuant to this Section 8.7.4.
8.8           Qualified Reservist Distribution.  Notwithstanding anything in the Plan to the contrary, a Participant who is a reservist or national guardsman (as defined in 37 U.S. Code 101(24)) and who is ordered or called to active duty after September 11, 2001 and before December 31, 2007 (or such later date as may be determined by applicable legislation) for a period in excess of one hundred seventy-nine (179) days or for an indefinite period, may request a withdrawal from his or her Elective Deferrals Accounts; provided that the request is made during the period beginning on the date or such order to call to duty and ending at the close of the active duty period.

SECTION 9

ADMINISTRATION OF THE PLAN

9.1           Plan Administrator.  The Company is hereby designated as the administrator of the Plan (within the meaning of Sections 414(g) and 3(16)(A) of the Code and ERISA, respectively).

9.2           Committee.  The Plan shall be administered by a Committee consisting of at least three members, appointed by and holding office at the pleasure of the Board of Directors.  The Committee shall have the authority to control and manage the operation and administration of the Plan as a named fiduciary under Section 402(a)(1) of ERISA.  Any member of the Committee who is also an Employee shall serve as such without additional compensation.  Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Board of Directors.  The Board of Directors may remove any member of the Committee at any time and may fill any vacancy that exists.
9.3           Actions by Committee.  Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee.  The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken.  Except as otherwise specifically or generally directed by the Committee, any action of the Committee may be evidenced by a writing signed by any two (2) members of the Committee.
9.4           Powers of Committee.  The Committee shall have all powers necessary to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:
(a)           To grant or deny benefits under the Plan;

(b)           To interpret the provisions of the Plan and to determine any question arising under, or in connection with the administration or operation of, the Plan;

(c)           To determine all questions concerning the eligibility of any Employee to become or remain a Participant and/or an Active Participant in the Plan;

(d)           To cause one or more separate subaccounts to be maintained for each Participant;

(e)           To establish and revise an accounting method or formula for the Plan, as provided in Section 6.4;

(f)           To determine the manner and form, and to notify the Trustee, of any distribution to be made under the Plan;

(g)           To grant or deny withdrawal and loan applications under Section 8;

(h)           To determine the status and rights of Participants and their spouses, Beneficiaries or estates under this Plan;

(i)           To instruct the Trustee with respect to matters within the jurisdiction of the Committee;

(j)           To direct the Trustee, in accordance with Section 6.3, and subject to Section 6.3.4, as to the establishment of Investment Funds and the investment of the Plan assets held in the Investment Funds;

(k)           to appoint one or more Investment Managers in accordance with Section 9.6.1;

(l)           To employ such counsel, agents and advisors, and to obtain such legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

(m)           To prescribe the form, manner and/or notice period in which any Participant, or his or her spouse or other Beneficiary, may make any election or designation provided under the Plan;

(n)           To establish rules for the performance of its powers and duties and for the administration of the Plan;

(o)           To arrange for distribution to each Participant, Beneficiary or Alternate Payee of a statement of his or her Account at least once each calendar quarter, as described in Section 105(a) of ERISA;

(p)           To establish rules, regulations and/or procedures by which requests for Plan information from Participants are processed expeditiously and completely;

(q)           To provide to each terminated Participant notice of his or her vested interest under the Plan and the explanation described in Section 402(f) of the Code;

(r)           To establish a claims and appeal procedure satisfying the minimum standards of Section 503 of ERISA pursuant to which Participants or their spouses, Beneficiaries or estates may claim Plan benefits and appeal denials of such claims (the “Claims Procedure”);

(s)           To determine the liabilities of the Plan, to establish and communicate a funding policy to the Trustee and any Investment Manager appointed pursuant to Section 9.6, and in accordance with such funding policy, to coordinate the Plan’s investment policy with the Plan’s requirements for funds to pay expenses and benefits as they become due;

(t)           To act as agent for the Company in keeping all records and assisting with the preparation of all reports and disclosures necessary for purpose of complying with the reporting and disclosure requirements of ERISA and the Code;

(u)           To arrange for the purchase of any bond required of the Committee members or others under Section 412 of ERISA;

(v)           To delegate to the Trustee, the Company’s Payroll or Human Resources Department, or any other (including third-party) recordkeeper the authority, acting as an agent of the Committee, to give or receive notices, elections and other directions to or from Participants and Beneficiaries as provided in the Plan; and

(w)           To delegate to any one or more of its members or to any other person, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the fiduciary and/or ministerial functions of the Committee under the Plan.

9.5           Fiduciary Responsibilities.  To the extent permissible under ERISA, any person may serve in more than one fiduciary capacity with respect to the Plan.  Except as required by specific provisions of ERISA, no person who is a fiduciary with respect to the Plan shall be under any obligation to perform any duty or responsibility with respect to the Plan which has been specifically allocated to another fiduciary.
9.6           Investment Responsibilities.  The Committee shall direct the Trustee to invest the Investment Funds in the investment media specified in Section 6.3.2.  Subject to the provisions of this Section 9.6 and any contrary provision of the Plan or Trust Agreement, exclusive authority and discretion to manage and control the assets of the Trust Fund shall be vested in the Trustee, and the Trustee from time to time shall review the assets and make its determinations as to the investments of the Trust Fund.

9.6.1                      Investment Manager Appointment.  The Committee (in its discretion) may appoint, and thereafter may discharge, one or more investment managers (the “Investment Managers”) to manage the investment of one or more of the Investment Funds and/or other designated portions of the Trust Fund.  In the event of any such appointment, the Trustee shall follow the instructions of the Investment Manager in investing and administering Trust Fund assets managed by the Investment Manager.  Alternatively, the Committee (in its discretion) may delegate investment authority and responsibility with respect to any Investment Fund directly to any Investment Manager that has investment management responsibility for any collective investment fund in which the Investment Fund is invested.
9.6.2                      Eligibility.  Any person, firm or corporation appointed as Investment Manager (a) shall be a person described in Section 3(38)(B) of ERISA, (b) shall make such representations from time to time as the Committee (in its discretion) may require in order to determine itsqualifications to be appointed and to continue to serve in such capacity, and (c) shall acknowledge in writing its status as a fiduciary with respect to the Plan upon acceptance of its appointment.
9.7           Voting and Tender Offer Rights in Company Stock.  All Company Stock held in the Trust Fund shall be voted, tendered or exchanged as set forth in the Trust Agreement.
9.8           Decisions of Committee.  All decisions of the Committee, and any action taken by it with respect to the Plan and within the powers granted to it under the Plan, and any interpretation of the provisions of the Plan or the Trust Agreement by the Committee, shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.
9.9           Administrative Expenses.  All reasonable expenses incurred in the administration of the Plan by the Employers, the Committee or otherwise, including legal, Trustee’s and investment management fees and expenses, and premiums for any bonds authorized by Section 9.4(u), (“Administrative Expenses”), shall be payable from the Trust Fund, except to the extent paid by the Employers under clause (a) below.  Notwithstanding the foregoing, Administrative Expenses shall be paid from the Trust Fund only to the extent that such payments (to the extent prohibited by Section 406) are exempt under Section 408 of ERISA.  The Committee (in its discretion) shall determine which Administrative Expenses are not payable from the Trust Fund under the foregoing rules.  The Company (in its discretion) may (a) direct the Employers to pay any or all Administrative Expenses, and/or (b) direct the Employers not to pay a greater share, portion or amount of such Expenses which would otherwise be allocable to the Accounts of Participants who are no longer employed by any Employer or Affiliate.
9.10           Eligibility to Participate.  No member of the Committee, who is also an Eligible Employee and otherwise eligible under Section 2, shall be excluded from participating in the Plan, but he or she, as a member of the Committee, shall not act or pass upon any matters pertaining specifically to his or her own Account under the Plan.
9.11           Indemnification.  Each of the Employers shall, and hereby does, indemnify and hold harmless any of its Employees, officers or directors who may be deemed to be a fiduciary of the Plan, and the members of the Committee, from and against any and all losses, claims, damages, expenses and liabilities (including reasonable attorneys’ fees and amounts paid, with the approval of the Board of Directors, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

SECTION 10

TRUST FUND, ROLLOVER CONTRIBUTIONS AND PLAN MERGERS

10.1           Trust Fund.  The Company shall establish a Trust Agreement with the Trustee in order to provide for the safekeeping, administration and investment of all amounts contributed or transferred to the Plan and the payment of benefits as provided in the Plan.  The Trustee shall receive and place in the Trust Fund all such amounts and shall hold, invest, reinvest and distribute the Trust Fund in accordance with the provisions of the Plan and Trust Agreement.  Assets of this Plan may be commingled with the assets of other qualified plans through one or more collective investment funds described in Section 6.3; provided, however, that the assets of this Plan shall not be available to provide any benefits under any other such plan.  The benefits provided under the Plan shall be only such as can be provided by the assets of the Trust Fund, and no liability for payment of benefits shall be imposed upon the Employers or any of their shareholders, directors or Employees.  The Trust Fund shall continue for such time as may be necessary to accomplish the purposes for which it is created.
10.2           No Diversion of Assets.  Notwithstanding any contrary Plan provision, at no time shall any assets of the Plan be used for, or diverted to, purposes other than for the exclusive benefit of Eligible Employees, Participants, Beneficiaries and other persons receiving or entitled to receive benefits or payments under the Plan.  Except to the limited extent permitted by Sections 7.8 and 10.3, no assets of the Plan shall ever revert to or become the property of the Employers.
10.3           Continuing Conditions.  Any obligation of the Employer to contribute Elective Deferrals, Company Match Contributions and/or Non-Elective Contributions under the Plan is hereby conditioned upon the deductibility of such Elective Deferrals, Company Match Contributions and/or Non-Elective Contributions under Section 404(a) of the Code.  That portion of any Elective Deferrals, Company Match Contributions or Non-Elective Contributions that is contributed or made by reason of a good faith mistake of fact, or by reason of a good faith mistake in determining the deductibility of such portion, shall be returned to the Employers as promptly as practicable, but not later than one year after the contribution was made or the deduction was disallowed (as the case may be).  The amount returned pursuant to the preceding sentence shall be an amount equal to the excess of the amount actually contributed over the amount that would have been contributed if the mistake had not been made; provided, however, that gains attributable to the returnable portion shall be retained in the Trust Fund; and provided, further, that the returnable portion shall be reduced (a) by any losses attributable thereto and (b) to avoid a reduction in the balance of any Participant’s Account below the balance that would have resulted if the mistake had not been made.
10.4           Change of Investment Alternatives.  The Company reserves the right to change at any time the means through which the Plan is funded, including adding or substituting one or more contracts with an insurance company or companies, and thereupon may make suitable provision for the use of a designated portion of the assets of the Trust Fund to provide for the funding and/or payment of Plan benefits under any such insurance contract.  No such change shall constitute a termination of the Plan or result in the diversion to the Employers of any portion of the Trust Fund.  Notwithstanding the implementation of any such change of funding medium, all references in the Plan to the Trust Fund shall also refer to the Plan’s interest in or the assets held under any other such funding medium.

10.5           Rollover Contributions.
10.5.1                      General Rule.  If directed by the Committee, the Trustee shall accept a transfer of assets for the benefit of an Eligible Employee or a group of Eligible Employees, subject to the applicable requirements set forth in this Section 10.5.
10.5.2                      Pre-Tax Rollover Contributions.  The transfer of pre-tax amounts may be in the form of: (i) a trust-to-trust transfer from the trustee of a tax-qualified plan under Code Section 401(a) and related tax-exempt trust under Code Section 501(a) that is not subject to the funding requirements of Code Section 412; (ii) a rollover by the Eligible Employee, or (iii) a Direct Rollover from: (A) a qualified plan described in Code Section 401(a) or 403(a), excluding after-tax employee contributions; (B) an annuity contract described in Code Section 403(b), excluding after-tax employee contributions; (C) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; or (D) an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income.
10.5.3                      Transfer of Designated Roth Contributions.  The transfer of designated Roth contributions may be made in the form of (i) a trust-to-trust transfer from the trustee of a tax qualified plan under Code Section 401(a) and related tax-exempt trust under Code Section 501(a) that permits designated Roth elective deferral contributions as described in Code Section 402A(e)(1), or (ii) a Direct Rollover on behalf of an Eligible Employee from a qualified plan described in Code Section 401(a) that permits designated Roth elective deferral contributions as described in Code Section 402A(e)(1), and only to the extent the Direct Rollover is permitted under the rules of Code Section 402(c).  Any such amounts shall be deposited in the Participant’s Roth Rollover Account.
10.5.4                      Nonqualifying Rollovers.  If it is later determined that a transfer to the Trust Fund made pursuant to this Section 10.5 did not in fact qualify as an eligible rollover contribution as described above, then the balance credited to the Participant’s Rollover Contributions Account or Roth Rollover Account, as applicable, shall immediately be (a) segregated from all other Plan assets, (b) treated as a nonqualified trust established by and for the benefit of the Participant, and (c) distributed to the Participant.  Such a nonqualifying rollover shall be deemed never to have been a part of the Trust Fund.
10.5.5                      Rollover of Certain Participant Loans Permitted.  At the direction of the Committee (in its discretion), in the case of a Participant who becomes an Eligible Employee by reason of the acquisition by the Company or its Affiliate of the assets and liabilities of, or the voting stock of, another corporation or other business entity, or another type of business transaction effected by the Company or its Affiliate, assets may be transferred to the Trust Fund pursuant to Section 10.5 above in a direct rollover from the Qualified Plan maintained by the Participant’s prior employer (the “Prior Plan”) in the form of loan promissory notes, provided that the Participant elects to directly rollover his or her entire Prior Plan account balance that qualifies as an eligible rollover contribution to this Plan as described in Section 10.5.
10.6           Merger of Other Plans.  Assets of certain qualified plans may be merged into and commingled with the assets held under the provisions of this Plan.  Assets transferred to the Trust Fund on behalf of a Participant pursuant to this Section 10.6 shall be credited to such Plan subaccounts of the Participant as the Committee (in its discretion) may specify.

SECTION 11

MODIFICATION OR TERMINATION OF PLAN

11.1           Employers’ Obligations Limited.  The Plan is voluntary on the part of the Employers, and the Employers shall have no responsibility to satisfy any liabilities under the Plan.  Furthermore, the Employers do not guarantee to continue the Plan, and the Company may, by appropriate amendment of the Plan, discontinue contributions of Employee Pre-Tax Contributions, Roth Basic Contributions, Employee Pre-Tax Catch-Up Contributions, Roth Catch-Up Contributions, Company Match Contributions and/or Non-Elective Contributions for any reason at any time.  Complete discontinuance of all Elective Deferrals and Employer Contributions shall be deemed a termination of the Plan.
11.2           Right to Amend or Terminate.  The Company reserves the right to alter, amend or terminate the Plan, or any part thereof, in such manner as it may determine.  Amendments which do not add materially to the Company’s cost under the Plan and which are (i) necessary to comply with the Code, ERISA or other applicable law, (ii) technical, or (iii) intended to ease administration may be adopted if approved in writing by any two members of the Committee, acting in their capacities as officers of the Company rather than as fiduciaries with respect to the Plan.  All other amendments shall be approved by the Board of Directors.  Any such alteration, amendment or termination shall take effect upon the date indicated in the document embodying such alteration, amendment or termination; provided, however, that:
(a)           No such alteration or amendment shall (1) divest any portion of an Account that is then vested under the Plan, or (2) except as may be permitted by regulations or other IRS guidance, eliminate any optional form of benefit (within the meaning of Section 411(d)(6)(B)(ii) of the Code) with respect to benefits accrued prior to the adoption of the amendment; and

(b)           Any alteration, amendment or termination of the Plan or any part thereof, shall be subject to the restrictions in Section 10.2 with respect to diversion of the assets of the Plan.

11.3           Effect of Termination.  If the Plan is terminated or partially terminated, or if there is a complete discontinuance of all Elective Deferrals and Employer Contributions, the interests of all affected Participants in their Accounts shall remain fully (100%) vested and nonforfeitable.  In the event the Plan is terminated, the balance credited to the Company Match Accounts, Non-Elective Contribution Account and Rollover Accounts and, to the extent permitted by Section 401(k)(2)(B) of the Code, the Elective Deferrals Accounts and/or Genenflex Accounts, of Participants who are affected by the termination may be distributed prior to the occurrence of a distribution event described in Section 7.1.

SECTION 12

TOP-HEAVY PLAN

12.1           Top-Heavy Plan Status.  Notwithstanding any contrary Plan provision, the provisions of this Section 12 shall apply with respect to any Plan Year for which the Plan is a top-heavy plan (within the meaning of Section 416(g) of the Code) (a “Top-Heavy Plan”).
12.1.1                      60% Rule.  The Plan shall be a Top-Heavy Plan with respect to any Plan Year if, as of the Determination Date, the value of the aggregate of the Accounts under the Plan for key employees (within the meaning of Sections 416(i)(1) and (5) of the Code) exceeds 60% of the value of the aggregate of the Accounts under the Plan for all Participants.  For purposes of determining the value of the Accounts, the provisions of Sections 416(g)(3) and 416(g)(4)(E) of the Code are incorporated herein by reference.

12.1.2                      Top-Heavy Determinations.  The Committee, acting on behalf of the Employers, shall determine as to each Plan Year whether or not the Plan is a Top-Heavy Plan for that Plan Year.  For purposes of making that determination as to any Plan Year:
(a)           “Determination Date” means the last day of the immediately preceding Plan Year;
(b)           The Plan shall be aggregated with each other qualified plan of any Employer or any Affiliate (1) in which a key employee (within the meaning of Sections 416(i)(1) and (5) of the Code) participates, and/or (2) which enables the Plan or any plan described in clause (1) above to meet the requirements of Section 401(a)(4) or 410(b) of the Code;

(c)           The Plan may be aggregated with any other qualified plan of any Employer or Affiliate, which plan is not required to be aggregated under subsection (b) (1) above, if the resulting group of plans would continue to meet the requirements of Sections 401(a)(4) and 410(b) of the Code; and

(d)           In determining which Employees are key and non-key employees, an Employee’s compensation for the Plan Year shall be his or her Total Compensation (as defined in Section 5.5.2(e) and applied using the definition of “Affiliate” in Section 1.2 rather than in Section 5.5.2(a)).

12.2           Top-Heavy Plan Provisions.  For any Plan Year for which the Plan is a Top-Heavy Plan, the following provisions shall apply:
12.2.1                      Minimum Allocation.  The Employers shall make an additional contribution to the Account of each Participant who is a non-key employee (within the meaning of Sections 416(i)(2) and (5) of the Code), and who is employed on the last day of the Plan Year, in an amount which equals 3% of his or her Top-Heavy Compensation for the Plan Year; provided, however, that if the Key Employee Percentage (as defined in subsection (a) below) is less than 3%, then the percentage rate at which that additional Employer contribution shall be made for that Plan Year shall be reduced from 3% to the Key Employee Percentage.  Company Match Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of

Section 416(c)(2) of the Code and the Plan.  Company Match Contributions that are used to satisfy such minimum contribution requirements shall be treated as Company Match Contributions for purposes of the actual contribution percentage limitation in Section 4.1.5 and other requirements of Section 401(m) of the Code.
(a)           The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability thereunder.

(b)           “Key Employee Percentage” means the largest percentage computed by dividing (1) the total amount of all Employer contributions allocated for that Plan Year to the Account of each Participant who is a key employee (within the meaning of Sections 416(i)(1) and (5) of the Code), by (2) his or her Top-Heavy Compensation.

(c)           The additional contribution required under this Section 12.2.1 shall be made without regard to the level of the Participant’s Top-Heavy Compensation for the Plan Year.

(d)           Notwithstanding the foregoing, if a Participant is also covered under any Other Plan (as defined in Section 8.4.1(c)) and the minimum allocation of benefit requirement applicable to Top-Heavy Plans will be met under such Other Plan or Plans, no additional contribution will be made for the Participant under this Plan.

12.2.2                      “Top-Heavy Compensation” means, with respect to any Participant for a Plan Year, his or her Total Compensation (as defined in Section 5.5.2(e) and applied using the definition of “Affiliate” in Section 1.2 rather than in Section 5.5.2(a)) and except that, for this purpose, no amount in excess of the Compensation Limit shall be taken into account for any Plan Year.

SECTION 13

GENERAL PROVISIONS

13.1           Plan Information.  Each Participant shall be advised of the general provisions of the Plan and, upon written request addressed to the Committee, shall be furnished with any information requested, to the extent required by applicable law, regarding his or her status, rights and privileges under the Plan.

13.2           Inalienability.  Except to the extent otherwise provided in Sections 8.6 and 8.7 or mandated by Section 401(a)(13)(C) of the Code or other applicable law, in no event may any Participant, former Participant or his or her spouse, Beneficiary or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process.
13.3           Rights and Duties.  No person shall have any rights in or to the Trust Fund or other assets of the Plan, or under the Plan, except as, and only to the extent, expressly provided for in the Plan.  To the maximum extent permissible under Section 410 of ERISA, neither the Employers, the Trustee nor the Committee shall be subject to any liability or duty under the Plan except as expressly provided in the Plan, or for any other action taken, omitted or suffered in good faith.
13.4           No Enlargement of Employment Rights.  Neither the establishment or maintenance of the Plan, the making of any contributions nor any action of any Employer, the Trustee or Committee, shall be held or construed to confer upon any individual any right to be continued as an Employee nor, upon dismissal, any right or interest in the Trust Fund or any other assets of the Plan, except to the extent provided in the Plan.  Employment with the Employers is on an at-will basis only.  Each Employer expressly reserves the right to discharge any Employee at any time, with or without cause.
13.5           Apportionment of Duties.  All acts required of the Employers under the Plan may be performed by the Company for itself and its Affiliates.  Any costs incurred by the Company for itself or its Affiliates in connection with the Plan and the costs of the Plan, if not paid from the Trust Fund pursuant to Section 9.9, shall be equitably apportioned among the Company and the other Employers, as determined by the Committee (in its discretion).  Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employer who is duly authorized to act for the Employer.
13.6           Merger, Consolidation or Transfer.  This Plan shall not be merged or consolidated with any other plan, nor shall there be any transfer of any assets or liabilities from this Plan to any other plan, unless immediately after such merger, consolidation or transfer, each Participant’s accrued benefit, if such other plan were then to terminate, is at least equal to the accrued benefit to which the Participant would have been entitled if this Plan had been terminated immediately before such merger, consolidation or transfer.  Subject to the foregoing, the Board of Directors shall have the power (in its discretion) to direct that this Plan shall participate in any such transaction.
13.7           Military Service.  Notwithstanding any contrary Plan provision, Elective Deferrals and Employer Contributions with respect to the qualified military service of an Employee on a Leave of Absence pursuant to Section 1.31(b) will be provided in accordance with Section 414(u) of the Code.  In addition, Participant loan repayments under Section 8.6.2 shall be suspended as permitted under Section 414(u) of the Code, and interest on Participant loans shall be adjusted, if necessary, to conform to the requirements of the Servicemembers Civil Relief Act of 2003 or other applicable law.
13.8           Applicable Law.  The provisions of the Plan shall be construed, administered and enforced in accordance with ERISA and, to the extent applicable, the laws of the State of California.
13.9           Severability.  If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provision had not been included.

13.10                      Exhaustion of Claims Procedure and Right to Bring Legal Claim.  Notwithstanding any contrary Plan provision, no legal action for Plan benefits may be brought by any claimant unless and until he or she has followed the Claims Procedure (as described in Section 9.4(r)) and has had his or her claim for such benefits denied both initially and on appeal.  In addition, no legal action for Plan benefits may be brought by any claimant more than one year after his or her claim for such benefits has been denied on appeal under the Claims Procedure, or, if earlier, more than four years after the facts or events giving rise to the claimant’s allegation(s) or claim(s) first occurred.
13.11                      Captions.  The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

EXECUTION:

In Witness Whereof, Genentech, Inc., by its duly authorized officers, has executed this restated Plan on the date indicated below.

GENENTECH, INC.

By	/s/ MARKUS GEMUEND
Title	Senior Vice President Biochemical Manufacturing
Dated	December 20, 2007

By	/s/ MICHAEL D. VARNEY
Title	Vice President Small Molecule Drug Discovery
Dated	December 20, 2007

APPENDIX A

PUERTO RICO SUPPLEMENT TO THE
GENENTECH, INC. TAX REDUCTION INVESTMENT PLAN

This Puerto Rico Supplement (the “Supplement”) pertains only to Puerto Rico Employees who are Participants (“Puerto Rico Participants”) in the Genentech, Inc. Tax Reduction Investment Plan (the “Plan”).  Except as otherwise specified in this Supplement, (1) the provisions of the Plan shall apply to Puerto Rico Employees, and (2) all defined terms used in this Supplement shall have the meaning set forth in the Plan.

A.    Purpose.  The purpose of this Supplement is to comply with the qualification requirements of Section 1165(a) of the PR Code.  Accordingly, to the extent inconsistent with the general provisions of the Plan, the following provisions shall apply to Puerto Rico Employees.  In the event of an amendment to the PR Code or enactment of a successor statute that replaces or renumbers a section of the PR Code references in this Supplement, all such references shall automatically be renumbered or replaced, as applicable.

B.    Applicable Trust.  Plan assets attributable to Puerto Rico Participants shall be held by the Trustee and invested under the Plan in the Trust Fund.  The Trust Fund, to the extent of assets attributable to Puerto Rico Participants, shall be exempt from Puerto Rico income taxes in accordance with PR Code Section 1165(a) and exempt from United States income taxes pursuant to Section 501(a) of the US Code and Section 1022(i) of ERISA.

C.    Definitions.

1.           Affiliate.  “Affiliate” and/or “member of a controlled group” means a related employer of the Company that belongs to the Company’s “controlled group” (as that term is defined by PR Code Section 1028).

2.           Catch-Up Contributions.  “Catch-Up Contributions” means, as to each Puerto Rico Participant, the amounts (if any) contributed under the Plan by the Employers in accordance with Paragraph F.3 below.

3.           Compensation.  “Compensation” for a Puerto Rico Participant, shall:

a.           for purposes of Salary Deferrals, Company Match Contributions and Non-Elective Contributions, have the same meaning as set forth in Section 1.13 of the Plan, except that references to IRS Form W-2 shall mean Puerto Rico Form 499R-2/W-2PR; and

b.           for all other purposes, have the same meaning as set forth in Section 5.5.2(e) of the Plan, consistent with PR Code Section 1165(h)(9).

4.           Direct Rollover.  “Direct Rollover” means, with respect to a Puerto Rico Participant, a Direct Rollover as defined in Section 7.4.5 of the Plan, but with the following applicable definitions:

a.           Distributee:  A Distributee includes a Puerto Rico Participant.

b.           Eligible Retirement Plan:  An Eligible Retirement Plan refers to an individual retirement account described in PR Code Section 1169(a), an annuity plan described in PR Code Section 1165(a), or a qualified trust described in PR Code Section 1165(a), that accepts the Distributee’s Eligible Rollover Distribution.

c.           Eligible Rollover Distribution:  An Eligible Rollover Distribution includes any distribution of all of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of 10 years or more; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

5.           Highly Compensated Puerto Rico Employees.  “Highly Compensated Puerto Rico Employees” for each Plan Year means Puerto Rico Employees who have greater Compensation than two-thirds of all other Puerto Rico Employees for that Plan Year (as set forth in Section 1165(e)(3)(E)(iii) of the PR Code).

6.           Non-Highly Compensated Puerto Rico Employees.  “Non-Highly Compensated Puerto Rico Employees” for each Plan Year means Puerto Rico Employees who are not Highly Compensated Puerto Rico Employees.

7.           PR Code.  “PR Code” means the Puerto Rico Internal Revenue Code of 1994, as amended.  Reference to any Section or Subsection of the PR Code and the regulations promulgated thereunder includes reference to any comparable or succeeding provisions of any legislation that amends, supplements, or replaces such section or subsection.

8.           Puerto Rico Employee.  “Puerto Rico Employee” means an Employee whose compensation is subject to Puerto Rico income tax and who is a bona fide resident of Puerto Rico.

9.           Puerto Rico Participant.  “Puerto Rico Participant” means a Puerto Rico Employee who is an Eligible Employee, who has become a Participant in the Plan pursuant to Section 2.1 and who has not ceased to be a Participant pursuant to Section 2.7.

10.           Rollover Contribution.  “Rollover Contribution” means, with respect to a Puerto Rico Participant, a Rollover contribution that fulfills the requirements of PR Code Section 1165(b)(2).

11.           Salary Deferrals.  “Salary Deferrals” means, as to each Puerto Rico Participant, the amounts (if any) contributed under the Plan by the Employers in accordance with Paragraph F.1 below.

12.           US Code.  “US Code” means the United States Internal Revenue Code of 1986, as amended.

D.    Effective Date.  The provisions of this Supplement are amended effective as of November 1, 2007.

E.    Rollover Contributions.  A Puerto Rico Participant may elect to make pre-tax Rollover Contributions into the Plan, subject to the requirements of Section 1165(b)(2) of the PR Code.  In addition, if so directed by the Committee, the Trustee will accept a direct transfer from another retirement plan qualified under Section 1165 of the PR Code on behalf of Puerto Rico Participants.  Such transferred amounts will be treated as Rollover Contributions.

F.    Salary Deferrals and Catch-Up Contributions.

1.           A Puerto Rico Participant may elect to defer a portion of his or her Compensation and to have the amounts of such Salary Deferrals contributed by his or her Employer to the Trust Fund.  A Puerto Rico Participant may elect to defer an amount not less than 1% and not more than 10% (the maximum currently permissible under the PR Code), in whole increments of 1%.

2.           In addition to the above, the Actual Deferral Percentage for any Highly Compensated Puerto Rico Employee for the Plan Year who is eligible to have Salary Deferrals allocated to his or her account under two or more plans or arrangements described in PR Code Section 1165(e) that are maintained by the Employer, shall be determined as if such Salary Deferrals were made under a single arrangement.

3.           A Puerto Rico Participant who will be age fifty (50) or more by the end of a Plan Year may elect to defer a portion of his or her Compensation for the Plan Year and to have the amounts contributed by his or her Employer to the Trust Fund as Catch-Up Contributions.  A Puerto Rico Participant may elect to defer an amount not less than 1% and not more than 10% (the maximum currently permissible under the PR Code), in whole increments of 1%.

G.    Limitations on Deferrals.

1.           Notwithstanding Section 3.1 of the Plan, a Puerto Rico Participant’s Salary Deferrals are limited to the amount specified under the PR Code.  As of the Effective Date, that is the lesser of 10% of his or her Compensation or $8,000.  These limits may be adjusted from time to time in accordance with applicable Puerto Rico tax laws.

2.           Notwithstanding Section 3.2 of the Plan, a Puerto Rico Participant’s Catch-Up Contributions are limited to the amount specified under the PR Code.  As of the Effective Date, that is $1,000 per Plan Year.  This limit may be adjusted from time to time in accordance with applicable Puerto Rico tax laws.

3.           A Puerto Rico Participant may not elect to make deferrals to the Plan in the form of Roth Basic Contributions.

H.    Minimum Coverage Requirements.  In applying the statutory minimum coverage requirements to Puerto Rico Employees, which as to Employees other than Puerto Rico Employees are governed by US Code Section 410(b), the applicable provisions of the PR Code shall govern.  In accordance with such provisions:

1.           at least 70% or more of Non-Highly Compensated Puerto Rico Employees are covered or eligible to participate in the Plan;

2.           the Plan shall benefit a percentage of Non-Highly Compensated Puerto Rico Employees that is at least 70% of the percentage of Highly Compensated Puerto Rico Employees who benefit under the Plan; or

3.           the Plan shall pass the ‘average benefit test’ (as described in PR Code Section 1165(a)(3)(B)).

I.    Nondiscrimination Testing Rules.  Notwithstanding Section 3.1 of the Plan, which sets out the nondiscrimination provisions of the Plan with respect to Eligible Employees other than Puerto Rico Employees, the following nondiscrimination requirements shall apply to Puerto Rico Employees:

1.           ‘Puerto Rico Actual Deferral Percentage Test’ means the Puerto Rico Actual Deferral Percentage (as defined in subsection b below) of Highly Compensated Puerto Rico Employees for any Plan Year as compared to the Puerto Rico Actual Deferral Percentage for Non-Highly Compensated Puerto Rico Employees that must meet either of the following tests:

a.           The Puerto Rico Actual Deferral Percentage of Highly Compensated Puerto Rico Employees shall not be more than the Puerto Rico Actual Deferral Percentage of Non-Highly Compensated Puerto Rico Employees multiplied by 1.25; or

b.           The Puerto Rico Actual Deferral Percentage of Highly Compensated Puerto Rico Employees shall not be more than the Puerto Rico Actual Deferral Percentage of Non-Highly Compensated Puerto Rico Employees multiplied by 2.0 and the excess of the Puerto Rico Actual Deferral Percentage of Highly Compensated Puerto Rico Employees over the Actual Deferral Percentage for Non-Highly Compensated Puerto Rico Employees is not more than 2 percentage points.

2.           ‘Puerto Rico Actual Deferral Percentage’ means a percentage calculated separately for each of the following groups (i) Highly Compensated Puerto Rico Employees, and (ii) Non-Highly Compensated Puerto Rico Employees.

3.           Determination of Puerto Rico Actual Deferral Percentage. For each group being tested, the Puerto Rico Actual Deferral Percentage shall be the average of the ‘Employer Contributions’ (as defined in subsection 4 below) actually deposited in the Trust on behalf of each Puerto Rico Participant for the Plan Year, divided by his or her Compensation for the Plan Year (calculated separately for each member of each group).

4.           ‘Employer Contributions’ mean Salary Deferrals and Qualified Non-Elective Contributions (defined in subsection 5.b below) made on behalf of a Puerto Rico Participant with respect to the Plan Year being tested.

5.           Corrective Procedures.  If the Puerto Rico Actual Deferral Percentage Test is not met as of the end of the Plan Year, then the Committee may, in its sole and absolute discretion, take either of the following actions:

a.           cause the Salary Deferrals for Highly Compensated Puerto Rico Employees to be reduced and refunded to Highly Compensated Puerto Rico Employees until the Puerto Rico Actual Deferral Percentage Test is satisfied.  The sequence of such reductions and refunds shall begin with Highly Compensated Puerto Rico Employee(s) who deferred the greatest percentage starting with the unmatched Salary Deferrals, then the second greatest percentage, continuing until the Puerto Rico Actual Deferral Percentage Test is satisfied.  This process shall continue through the remaining unmatched Salary Deferrals until all such applicable unmatched Salary Deferrals have been reduced.  Next, the matched Salary Deferrals shall be reduced until the Puerto Rico Actual Deferral Percentage Test is satisfied.  Once the Puerto Rico Actual Deferral Percentage Test is met, then the Committee shall direct the Trustee to distribute to each affected Highly Compensated Puerto Rico Employee the amount of the reduction of his or her Salary Deferrals, and to treat as forfeitures the proportionate amount of Company Match Contributions, if any, together with the earnings (gains or losses) allocable thereto.  The Committee shall designate such distribution and forfeiture as a distribution and forfeiture of excess contributions, determine the amount of the allocable earnings (gains or losses) to be distributed as it deems appropriate in it sole and absolute discretion, and cause such distributions and forfeitures to occur prior to the end of the Plan Year following the Plan Year in which the excess Salary Deferrals and related Company Match Contributions were made; or

b.           require the Employer to make “Qualified Non-Elective Contributions” (as such amounts are contemplated in Article 1165-8(b)(3) of the Puerto Rico Tax Regulations) on behalf of each Non-Highly Compensated Puerto Rico Employee for the Plan Year in which the Puerto Rico Actual Deferral Percentage Test was not met.  If made, a Qualified Non-Elective Contribution shall be consistent with the provisions of Article 1165 8(b)(3) of the Puerto Rico Tax Regulations, and shall be in such amount as will cause the Puerto Rico Average Deferral Percentage Test to be met.  Any such Qualified Non-Elective Contributions will be allocated, in the sole discretion of the Committee, to the Account of Non-Highly Compensated Puerto Rico Employees (1) in an equal dollar amount based on the number of Non-Highly Compensated Puerto Rico Employees eligible to receive an allocation of the Qualified Non-Elective Contributions, or (2) to

such Non-Highly Compensated Puerto Rico Employees and in such amounts as are necessary to satisfy the Puerto Rico Actual Deferral Percentage Test.

6.           The Catch-Up Contributions of Puerto Rico Participants are not subject to the Puerto Rico Actual Deferral Percentage Test as set forth above.

J.    Company Contributions.  The Committee, in its discretion, may elect to have all or a portion of the Company contributions (that meet the requirements of the applicable Puerto Rico Treasury Regulations) for a calendar year taken into account in calculating the PR Code Section 1165(a)(3) tests for that year.

K.    In-Service Withdrawals.  In accordance with Sections 8.2 and 8.3 of the Plan, a Puerto Rico Participant who is an Employee may make a withdrawal from his or her Account in cash (or its equivalent).  Any application for a withdrawal shall be submitted to such person, in such manner and within such advance notice period as the Committee (in its discretion) shall specify.  The active membership of a Puerto Rico Participant who makes a withdrawal under Section 8.2 shall be suspended, in the manner set forth in Section 8.2.3, for each payroll period that begins during the period starting on the withdrawal approval date and ending 12 months following that date.  Following that suspension period, the Puerto Rico Participant may again become an Active Participant and resume his or her Salary Deferrals by again electing to become an Active Participant in the Plan.

L.    Plan Provisions and Terms.  All terms and provisions of the Plan shall apply to this Supplement, except that where the terms and provisions of the Plan and this Supplement conflict, the terms and provisions of this Supplement shall govern.

M.    Miscellaneous.

1.           Information between Committee and Trustee.  The Committee and Trustee will furnish each other such information relating to the Plan and Trust as may be required under the PR Code and any regulations issued or forms adopted by the Puerto Rico Treasury Department thereunder or under ERISA and any regulations issued or forms adopted by the US Labor Department thereunder.

2.           Governing Law.  With respect to Puerto Rico Employees, the Plan will be construed, administered and enforced according to the laws of the Commonwealth of Puerto Rico to the extent such laws are not inconsistent with and preempted by ERISA and/or any applicable Section of the US Code.  Notwithstanding any provision of this Supplement, to the extent that any provision described herein is modified by applicable Puerto Rico law, any such applicable modification shall be deemed to be incorporated herein by reference.

APPENDIX B

PLAN-TO-PLAN TRANSFER OF
TANOX, INC. 401(k) PLAN ACCOUNTS

The Tanox, Inc. 401(k) Plan (the “Tanox Plan”) was merged with and into the Plan effective as of November 1, 2007 (the “Tanox Transfer Date”).  All outstanding account balances under the Tanox Plan (the “Tanox Transferred Accounts”) were transferred in a plan-to-plan transfer (the “Tanox Plan-to-Plan Transfer”) from the Tanox Plan to this Plan.  The Plan-to-Plan Transfer was effected in accordance with the following provisions:

B.1           Transfer of Account Balances.  The amounts credited to a Tanox Participant’s account under the Tanox Plan immediately before the Tanox Transfer Date were credited to his or her Account under this Plan on the Tanox Transfer Date.  For this purpose, a “Tanox Participant” means a Participant whose account balance under the Tanox Plan was transferred to this Plan by reason of the Tanox Plan-to-Plan Transfer.

B.2           Investment of Transferred Account Balances.  The Tanox Participants’ Plan Account balances transferred in the Tanox Plan-to-Plan Transfer were initially invested in such Investment Fund(s) as the Committee deemed appropriate, in its sole and absolute discretion.  As soon as administratively practicable after the Tanox Transfer Date, the Tanox Participants were able to direct the investment of such amounts in accordance with the procedures established under the Plan allowing such investment direction.

B.3           Vesting of Plan Accounts.  Each Tanox Participant shall be 100% vested in all of his or her Plan Account balance (including any amounts vested pursuant to actions taken under the Tanox Plan prior to the Tanox Transfer Date) plus any earnings thereon.

B.4           Optional Forms of Distribution.  Notwithstanding any contrary Plan provision, a Tanox Participant’s Plan Account attributable to amounts accrued under the Tanox Plan and transferred to this Plan in the Tanox Plan-to-Plan Transfer shall continue to be subject to any optional form of distribution available with respect to such assets under the Tanox Plan to the extent that under Section 411(d)(6) of the Code such optional forms of distribution cannot be eliminated; however, effective with this restatement of the Plan, any such Tanox Plan benefits required to be preserved have been incorporated into the terms of the Plan and made available to all Plan Participants.

B-1